                                                                  EXHIBIT 10.165





                              AMENDED AND RESTATED
                       TECHNOLOGY CROSS LICENSE AGREEMENT
                                      AMONG
                                 ALLERGAN, INC.,
                       LIGAND PHARMACEUTICALS INCORPORATED
                                       AND
                   ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.

                               SEPTEMBER 24, 1997

                                TABLE OF CONTENTS



                                                                            Page


1.     Definitions...........................................................  1

       1.1     "Affiliate"...................................................  1
       1.2     "Allergan"....................................................  2
       1.3     "Allergan Selected Compounds".................................  2
       1.4     "Allergan Technology".........................................  2
       1.5     "ALRT"........................................................  2
       1.6     "Asset Purchase Option".......................................  2
       1.7     "Bankruptcy Code".............................................  2
       1.8     "Business Day"................................................  2
       1.9     "Cancer Indications"..........................................  2
       1.10    "Change of Control"...........................................  2
       1.11    "Closing Date"................................................  3
       1.12    "Commercialization"...........................................  3
       1.13    "Compound 168"................................................  3
       1.14    "Compound 168 Products".......................................  3
       1.15    "Compound 268"................................................  3
       1.16    "Compound 268 Product"........................................  3
       1.17    "Compound 324"................................................  3
       1.18    "Compound 324 Product"........................................  3
       1.19    "Compound 1057"...............................................  3
       1.20    "Compound 1057 Product".......................................  3
       1.21    "Compound 1069"...............................................  3
       1.22    "Compound 1069 Product".......................................  3
       1.23    "Control" or "Controlled".....................................  4
       1.24    "Corporate Partnering Transaction"............................  4
       1.25    "Co-Transfection Assay".......................................  4
       1.26    "Development".................................................  4
       1.27    "Drug Approval Application"...................................  4
       1.28    "Effective Date"..............................................  4
       1.29    "Eye or Skin Indications".....................................  4
       1.30    "FDA".........................................................  4
       1.31    "Field".......................................................  4
       1.32    "Force Majeure"...............................................  4
       1.33    "IND".........................................................  5
       1.34    "Information".................................................  5
       1.35    "Joint Agreements"............................................  5
       1.36    "Know-how"....................................................  5
       1.37    "Ligand"......................................................  5
       1.38    "Ligand Selected Compounds"...................................  5
       1.39    "Ligand Technology"...........................................  5

                                TABLE OF CONTENTS
                                   (Continued)

                                                                            Page
       1.40    "Net Sales"..................................................  6
       1.41    "Non-Retinoid Technology"....................................  7
       1.42    "North America"..............................................  7
       1.43    "Party"......................................................  7
       1.44    "Patent".....................................................  7
       1.45    "Patent Application".........................................  7
       1.46    "Patent Costs"...............................................  7
       1.47    "Patent Rights"..............................................  7
       1.48    "Person".....................................................  7
       1.49    "Program Agreements".........................................  8
       1.50    "Program Compound"...........................................  8
       1.51    "Program Product"............................................  8
       1.52    "Program Technology".........................................  8
       1.53    "Regulatory Approval"........................................  9
       1.54    "Regulatory Authority" ......................................  9
       1.55    "Research"...................................................  9
       1.56    "Retinoid"...................................................  9
       1.57    "Royalty Term"...............................................  9
       1.58    "Selected Compounds".........................................  9
       1.59    "Stock Purchase Option"......................................  9
       1.60    "Territory"..................................................  9
       1.61    "Third Party"................................................  9
       1.62    "Third Party Royalties"...................................... 10
       1.63    "Transition Plan"............................................ 10
       1.64    "Unsynthesized Compound"..................................... 10

2.     Grant Of Licenses.................................................... 10

       2.1     Allergan's Licenses to Ligand................................ 10
       2.2     Licenses to Allergan......................................... 11
       2.3     Licenses Back to use Compounds as Intermediates.............. 11
       2.4     Cross-License of Non-Retinoid Technology..................... 12
       2.5     Licensed Rights Restrictions................................. 12
       2.6     Obligations to Other Parties................................. 12
       2.7     No Implied Licenses.......................................... 12

3.     Selection of Program Compounds....................................... 12

       3.1     List of Compounds; Exchange of Information................... 13
       3.2     Lottery Procedure............................................ 14
       3.3     Selected Compounds........................................... 15

                                TABLE OF CONTENTS
                                   (Continued)

                                                                            Page

4.     Fee.................................................................. 15

5.     Royalty Payments..................................................... 15

       5.1    Royalty Payments to Allergan.................................. 15
       5.2    Royalty Payments to Ligand.................................... 16

6.     Milestone Payments................................................... 16

7.     Payment; Records; Audits............................................. 17

       7.1    Payment; Reports.............................................. 17
       7.2    Exchange Rate; Manner and Place of Payment.................... 17
       7.3    Records and Audits............................................ 17
       7.4    Combination Products.......................................... 19
       7.5    Withholding of Taxes.......................................... 19
       7.6    Prohibited Payments........................................... 19

8.     Representations, Warranties And Covenants............................ 19

       8.1    Representations, Warranties and Covenants by the Parties...... 19
       8.2    Program Technology............................................ 20
       8.3    Representations, Warranties and Covenants by Ligand........... 21
       8.4    Non-Solicitation of Employees................................. 22
       8.5    Corporate Partnering Restrictions............................. 22

9.     Disclosure And Use Of Technology And Rights.......................... 22

       9.1    Patent Prosecution............................................ 22
       9.2    Infringement.................................................. 23
       9.3    Cooperation................................................... 24

10.    Confidentiality...................................................... 24

       10.1   Obligation of Non-Disclosure.................................. 24
       10.2   Permitted Disclosures......................................... 25
       10.3   Publications.................................................. 25
       10.4   Publicity Review.............................................. 25
       10.5   Survival...................................................... 26

                                TABLE OF CONTENTS
                                   (Continued)

                                                                            Page

11.    Disclaimer Of Warranty; Consequential Damages........................ 26

       11.1    Disclaimer of Warranty....................................... 26
       11.2    Consequential Damages........................................ 26

12.    Indemnification...................................................... 26

       12.1   Indemnification by Allergan................................... 26
       12.2   Indemnification by Ligand..................................... 26
       12.3   Notices; Participation........................................ 27
       12.4   Survival...................................................... 27

13.    Term And Termination................................................. 27

       13.1   Term.......................................................... 27
       13.2   Termination by Mutual Agreement............................... 27
       13.3   Rights in Bankruptcy.......................................... 27
       13.4   No Termination for Breach..................................... 27


14.    Miscellaneous........................................................ 28

       14.1   Retained Rights............................................... 28
       14.2   Force Majeure................................................. 28
       14.3   Further Actions............................................... 28
       14.4   No Trademark Rights........................................... 28
       14.5   Notices....................................................... 29
       14.6   Governing Law................................................. 29
       14.7   Waiver........................................................ 29
       14.8   Severability.................................................. 29
       14.9   Headings; Ambiguities......................................... 30
       14.10  Entire Agreement; Amendment................................... 30
       14.11  Mutual Releases............................................... 30
       14.12  Relationship of the Parties................................... 30
       14.13  Successors and Assigns........................................ 30
       14.14  Counterparts.................................................. 30
       14.15  Dispute Resolution............................................ 30

                              AMENDED AND RESTATED
                       TECHNOLOGY CROSS LICENSE AGREEMENT



               This AMENDED AND RESTATED TECHNOLOGY CROSS LICENSE AGREEMENT ("Agreement") is entered into as of the 24th day of September, 1997 among ALLERGAN, INC., a Delaware corporation having offices at 2525 Dupont Drive, Irvine, California 92715-1599 ("Allergan"), LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation having offices at 9393 Towne Centre Drive, San Diego, California 92121 ("Ligand"), and, subject to Section 14.14 hereof, ALLERGAN LIGAND RETINOID THERAPEUTICS, INC., a Delaware corporation having offices at 9393 Towne Centre Drive, San Diego, California 92121 ("ALRT").

               A. (i) Allergan, Ligand and ALRT are Parties to the Program Agreements, (ii) Allergan and Ligand have entered into the Joint Agreements between themselves, (iii) pursuant to the Stock Purchase Option, Ligand will deliver, within two (2) business days, irrevocable notice of its election to acquire all of the outstanding Callable Common Stock of ALRT in accordance with the terms of the Stock Purchase Option pursuant to the Ligand exercise notice in the form attached hereto as Exhibit A and (iv) pursuant to the Asset Purchase Option, Allergan will deliver, within two (2) business days, notice of its election to acquire from ALRT the Purchased Assets (as defined in Section 1.1 of that certain Asset Purchase Option Agreement dated June 3, 1995 among Allergan, Ligand and ALRT) in accordance with the terms of the Asset Purchase Option pursuant to the Allergan exercise notice in the form attached hereto as Exhibit B.

               B. The Parties have entered into a Transition Agreement concurrently herewith providing for, among other things, the transition upon the Effective Date of research and development being conducted with respect to Selected Compounds by ALRT.

               C. On or prior to the date hereof, Ligand has, or within two (2) days following the date hereof Ligand will have, prepared and filed with the Securities and Exchange Commission ("SEC") a Registration Statement with respect to the issuance of any shares of Ligand Common Stock being issued in payment of the Stock Purchase Option Exercise Price in accordance with Sections 5.3 and 5.6 of ALRT's Amended and Restated Certificate of Incorporation.

               D. The Parties desire to enter into this Agreement to provide for the grant of certain technology licenses on the terms specified herein, and Allergan and Ligand desire to supersede by this Agreement all of the terms and provisions of the Joint Agreements.

               NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Allergan, Ligand and ALRT hereby agree as follows:

1. DEFINITIONS. All capitalized terms used herein shall have the following meanings:

     1.1 "AFFILIATE" shall mean any entity that directly or indirectly Owns, is Owned by, or is under common Ownership, with a Party, where "Owns" or "Ownership" means direct or indirect possession and/or control of at least 50% of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity.

               1.2 "ALLERGAN" shall mean Allergan, Inc., a Delaware corporation.

               1.3 "ALLERGAN SELECTED COMPOUNDS" shall mean the Program Compounds set forth on Exhibit G attached hereto as of the date hereof and each of the Program Compounds added to such Exhibit G in accordance with Section 3.

               1.4 "ALLERGAN TECHNOLOGY" shall mean all rights to Program Technology acquired by Allergan pursuant to the exercise of the Asset Purchase Option.

               Notwithstanding the foregoing, for purposes of this Agreement, in no event shall "Allergan Technology" include (A) Compound 168 or Compound 168 Products or any rights to Compound 168 or Compound 168 Products or the making and/or using of Compound 168 or Compound 168 Products for any purpose or (B) any test data including pharmacological and clinical test data, analytical and quality control data, manufacturing, marketing and sales data and drug distribution data created, developed, learned or reduced to practice in the course of researching, developing and/or commercializing Compound 168 or Compound 168 Products.

               1.5 "ALRT" shall mean Allergan Ligand Retinoid Therapeutics, Inc., a Delaware corporation.

               1.6 "ASSET PURCHASE OPTION" shall have the meaning assigned in
Section 1.1 of that certain Asset Purchase Option Agreement dated as of June 3, 1995 among Allergan, Ligand and ALRT.

               1.7 "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended from time to time.

               1.8 "BUSINESS DAY" shall mean any day, excluding Saturday, Sunday and any other day on which banking institutions in San Diego, California are authorized or required by law, regulation or executive order to be closed.

               1.9 "CANCER INDICATIONS" shall mean the treatment, palliation or prevention (including chemoprevention) of ***
                                      ***
                                      ***
                                      ***
                                      ***

               1.10 "CHANGE OF CONTROL" shall be deemed to have occurred upon the occurrence of any of the following: (i) the sale, lease, transfer or other disposition, in one or a series of transactions, of all or substantially all of a Party's assets (excluding any pledge or hypothecation of assets pursuant to a security agreement in connection with borrowed funds) or (ii) any merger, acquisition, consolidation, reorganization or other transaction or series of transactions pursuant



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

to which the holders of voting securities of a Party immediately prior to such transaction own, immediately thereafter, less than *** of the voting power of the resulting entity.

               1.11 "CLOSING DATE" shall mean the date of the last to occur of the closing of (A) Ligand's exercise of the Stock Purchase Option or (B) Allergan's exercise of the Asset Purchase Option, each in accordance with the terms thereof.

               1.12 "COMMERCIALIZATION" shall mean the manufacturing, marketing, sale, supply, import, export and distribution of Program Products.

               1.13 "COMPOUND 168" shall mean the compound known as tazarotene (AGN 190168) with the following molecular structure: Ethyl 6 - [2-(4, 4 - Dimethylthiochroman - 6 - yl) -Ethynyl] Nicotinate, and its ***
                                      ***

               1.14 "COMPOUND 168 PRODUCTS" shall mean products containing Compound 168 that do not contain any other active ingredient that is a Retinoid.

               1.15 "COMPOUND 268" shall mean that certain compound designated as LGD 268 with the molecular structure shown in Exhibit C attached hereto, and
(i) *** thereof and (ii) if it is a ***
                                      ***

               1.16 "COMPOUND 268 PRODUCT" shall mean any dosage form of Compound 268 which receives Regulatory Approval for medical uses.

               1.17 "COMPOUND 324" shall mean that certain compound designated as LGD 324 with the molecular structure shown in Exhibit D attached hereto, and
(i) *** thereof and (ii) if it is a ***.

               1.18 "COMPOUND 324 PRODUCT" shall mean any dosage form of Compound 324 which receives Regulatory Approval for medical uses.

               1.19 "COMPOUND 1057" shall mean that certain compound designated as LGD 1057 with the molecular structure shown in Exhibit E attached hereto, and
(i) *** thereof and (ii) if it is a ***
                                      ***

               1.20 "COMPOUND 1057 PRODUCT" shall mean any dosage form of Compound 1057 which receives Regulatory Approval for medical uses.

               1.21 "COMPOUND 1069" shall mean that certain compound designated as LGD 1069 with the molecular structure shown in Exhibit F attached hereto, and its *** thereof.

               1.22 "COMPOUND 1069 PRODUCT" shall mean any dosage form of Compound 1069 which receives Regulatory Approval for medical uses.



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

               1.23 "CONTROL" OR "CONTROLLED" means possession of the ability to grant a license or sublicense as provided for herein.

               1.24 "CORPORATE PARTNERING TRANSACTION" shall mean any transaction involving the assignment, licensing or sublicensing or any other transfer of any Program Technology, Allergan Technology or Ligand Technology or the research, development and/or commercialization of any Program Compounds, with one or more Third Parties; provided, however, that Corporate Partnering Transactions shall exclude any transaction or series of related transactions (i) which are solely financing transactions (for example, "special purpose corporation," "SWORD" or similar transactions) or (ii) which constitute a Change of Control of Allergan, Ligand or ALRT, as applicable.

               1.25 "CO-TRANSFECTION ASSAY" shall mean the assay generally described in the U.S. Patents Nos. 5,071,773 and 4,981,784 and biological materials useful with such assay generally described in the U.S. Patents Nos. 5,298,429, 5,597,693, 5,171,671, 5,599,904, 5,091,518 and 5,534,418, and shall include all Ligand Technology useful in the practice of the assay described in such Patents.

               1.26 "DEVELOPMENT" shall mean those activities undertaken in the Field following the filing (and approval) of an IND devoted to the exploration of Program Compounds in human clinical trials and/or the conduct of any other studies (including pre-clinical studies - in vitro and animal) subsequent to the filing of an IND.

               1.27 "DRUG APPROVAL APPLICATION" shall mean an application submitted to a Regulatory Authority for Regulatory Approval to commence commercial sale or use of a product as a drug in a regulatory jurisdiction (e.g., in the United States, a New Drug Application, a Product License Application or an Abbreviated New Drug Application, but not an IND).

               1.28 "EFFECTIVE DATE" shall mean the Closing Date.

               1.29 "EYE OR SKIN INDICATIONS" shall mean (i) the treatment, palliation, or prevention of diseases, disorders, irritations or conditions of the eyes or the skin and (ii) the treatment, palliation or prevention of any
                                      ***
                                      ***
                                      ***

               1.30 "FDA" means the United States Food and Drug Administration.

               1.31 "FIELD" shall mean Retinoids, together with the receptors to which such compounds bind, for any use in humans or animals, excluding any rights to and the making, using, importing and/or selling of Compound 168 and/or Compound 1069.

               1.32 "FORCE MAJEURE" shall mean any act of God, any accident, explosion, fire, storm, earthquake, flood, drought, peril of the sea, riot, embargo, war or foreign, federal, state or municipal law, regulation or order of general application, federal governmental action or inaction, seizure, requisition or allocation, any failure or delay of transportation, shortage of or inability



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

to obtain supplies, equipment, fuel or labor or any other circumstances or event beyond the reasonable control of the Party relying upon such circumstance or event.

               1.33 "IND" shall mean an Investigational New Drug Application filed with the FDA, or an equivalent application filed with a foreign Regulatory Authority.

               1.34 "INFORMATION" shall mean any and all information as of the Effective Date relating to the Field, including but not limited to techniques, inventions, practices, knowledge, Program Technology, Know-how, skill, experience, test data including pharmacological and clinical test data, analytical and quality control data, manufacturing, marketing and sales data and drug distribution data.

               1.35 "JOINT AGREEMENTS" shall mean the Technology Cross License Agreement, the Joint Development Agreement and the Joint Commercialization Agreement, each dated June 3, 1995 between Allergan and Ligand.

               1.36 "KNOW-HOW" shall mean any method, procedure, process, assay, composition of matter, device, trade secret, invention, data, technology, Information or other subject matter within the knowledge and possession of Allergan, Ligand or ALRT as of the Effective Date, or developed, learned or conceived by any of them during the course of conducting Research, Development and/or Commercialization pursuant to the Program Agreements, in any form in which any of the foregoing may exist, whether patentable or unpatentable, which contributes in whole or in part to the performance of Research, Development or Commercialization in the Field.

               1.37 "LIGAND" shall mean Ligand Pharmaceuticals Incorporated, a Delaware corporation.

               1.38 "LIGAND SELECTED COMPOUNDS" shall mean the Program Compounds set forth on Exhibit H attached hereto as of the date hereof and each of the Program Compounds added to such Exhibit H in accordance with Section 3.

               1.39 "LIGAND TECHNOLOGY" shall mean all rights to Program Technology acquired by Ligand (directly or indirectly, by reason of the acquisition of all outstanding shares of ALRT Callable Common Stock) pursuant to the exercise of the Stock Purchase Option.

               Notwithstanding the foregoing, in no event shall "Ligand Technology" include (A) Compound 1069 or Compound 1069 Products or any rights to Compound 1069 or Compound 1069 Products or the making and/or using of Compound 1069 or Compound 1069 Products for any purpose or (B) any test data including pharmacological and clinical test data, analytical and quality control data, manufacturing, marketing and sales data and drug distribution data created, developed, learned or reduced to practice in the course of researching, developing and/or commercializing Compound 1069 or Compound 1069 Products.

               1.40   "NET SALES" shall have the following meaning:

                      (a) "Net Sales," except as provided in subsection (b) of this Section 1.40, shall mean, with respect to any Program Product, Compound 1069 Product or Allergan or Ligand Exclusive Unsynthesized Compound that is subject to a royalty obligation under the terms of this Agreement, the gross sales invoiced to Third Parties by each of a Party, an Affiliate of a Party and any sublicensee(s) or assignee(s) of such Party or its or any of their direct or indirect sublicensee(s) or assignee(s), or any combination of the foregoing, in any jurisdiction or territory covered by a Regulatory Approval for such Product less the following items, as allocable to such Product: (i) trade discounts, credits or allowances actually allowed and taken (including allowances for bad debts actually taken), (ii) credits or allowances actually granted upon returns, rejections or recalls (except when such recall arises out of the selling Party's gross negligence, willful misconduct or fraud) actually allowed and taken, (iii) freight, shipping and insurance charges, (iv) taxes, duties, or other government tariffs (other than income taxes) and (v) government mandated rebates actually paid.

                      (b) "Net Sales," notwithstanding subsection (a) of this
Section 1.40, shall mean, in the circumstance where a Party enters into a license or sublicense with a Third Party with respect to a Program Product or Compound 1069 Product providing for a royalty based upon "net sales" as defined in such license or sublicense, the net sales base actually prescribed in such license or sublicense with the Third Party, including any net sales adjustment for a Combination Product, as defined in Section 7.4 of this Agreement, upon which a royalty is calculated for payment by the Third Party to the licensing Party.

                      (c) The royalty payable to a Party by another Party may be reduced by *** of the royalty which must be paid on sales for the same period of the affected Program Product or Compound 1069 Product to a Third Party; provided, however, that the royalty owed a Party under this Agreement shall in no event be reduced by more than *** *** from the royalty rate otherwise specified in this Agreement. In the circumstance where a Party pays a minimum royalty or pre-paid royalty prior to the sale of a Product or Compound 1069 Product which generates a royalty obligation under this Agreement, that minimum royalty or pre-paid royalty may be credited against royalties owed under this Agreement based on actual invoiced sales; provided that in any given quarter, the royalty owed on actual invoiced sales shall in no event be reduced by more than *** from the royalty rate otherwise specified.

                      (d) Net Sales of Combination Products shall be calculated as provided in Section 7.4.

                      (e) In the circumstance where a Party or its Affiliate makes a sale of a Program Product, Compound 1069 Product or Allergan or Ligand Exclusive Unsynthesized Product upon which a royalty is owed to an Affiliate, and no subsequent sale is intended to a Third Party upon which a royalty would be owed, Net Sales shall be calculated as provided in Subpart (a) of this
Section 1.40 except that the invoiced gross sales shall be the greater of (i) the actual invoiced sales to the Affiliate or (ii) a deemed gross sales which is calculated using the average selling price of such product to Third Parties in the same country as such Affiliate during



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

the same royalty reporting period or, if no sales to Third Parties in the same country as such Affiliate were made in the same reporting period, using the average selling price during the most recent reporting period in which sales to Third Parties of the Product were made in such country.

               1.41 "NON-RETINOID TECHNOLOGY" shall mean all technical information, whether tangible or intangible, outside of the Field, including any and all patent rights, know-how, data, pre-clinical and clinical results, license application materials and all supporting documents, methods, devices, techniques, discoveries, inventions (whether or not patentable), ideas, processes, trade secrets and other proprietary information, including screening technologies and assay systems, and any physical, chemical or biological material and any replication or any part of such material, which Allergan, Ligand or ALRT, either alone or jointly with one or both of the others, conceives, develops, acquires or Controls (under licenses from others or otherwise) using ALRT funding; provided, however, that in no event shall "Non-Retinoid Technology" include (i) Compound 168 and any rights thereto, (ii) Compound 1069 and any rights thereto and (iii) the making and/or using of Compound 168 or Compound 1069 for any purpose.

               1.42 "NORTH AMERICA" shall mean the United States of America, its possessions and territories, Canada, Mexico and the Commonwealth of Puerto Rico.

               1.43 "PARTY" shall mean Allergan, Ligand or ALRT and their permitted successors and assigns.

               1.44 "PATENT" shall mean (i) a patent having claims that cover, and only to the extent they cover, Program Technology, including any extension, registration, confirmation, reissue, renewal or reexamination of such patent and
(ii) to the extent rights are granted by a governmental authority thereunder, a Patent Application.

               1.45 "PATENT APPLICATION" shall mean an application for a Patent.

               1.46 "PATENT COSTS" shall mean the direct fees and expenses incurred after the Effective Date associated with the filing, prosecuting and maintaining of Patents and Patent Applications and direct maintenance expenses incurred in connection with the establishment and direct maintenance of Patent Rights, except as otherwise provided in Section 9 of this Agreement.

               1.47 "PATENT RIGHTS" shall mean the rights granted by any governmental authority under those claims of a Patent which cover a method, process, product by-process, composition or material or device, or any improvement thereon, relating to Program Technology, which Patent is owned or Controlled, as of the Effective Date or anytime thereafter, by the Party granting a license herein or an Affiliate of such Party, provided that such Patent issues from a Patent Application (i) that claims an invention made prior to the Closing Date or (ii) which claims priority from, or has an effective filing date of, any Patent Application that claims an invention made prior to the Closing Date disclosing that method, process, product by-process, composition or material or device, or any improvement thereon.

               1.48 "PERSON" shall mean any individual, partnership, corporation, firm, association, unincorporated organization, joint venture, trust or other entity.

               1.49 "PROGRAM AGREEMENTS" shall mean the Technology License Agreement, the Research and Development Agreement, the Commercialization Agreement, the 1057 Purchase Option Agreement and the Asset Purchase Option Agreement, each dated as of June 3, 1995, among Allergan, Ligand and ALRT, and the Stock Purchase Option.

               1.50 "PROGRAM COMPOUND" shall mean any compound in the Field chemically synthesized by Allergan, Ligand or ALRT or determined by any of the Parties to have activity in the Field on or prior to the Effective Date, ***
                                      ***
***. The term "Program Compound" shall not include (i) Compound 168 or (ii) Compound 1069.

               1.51 "PROGRAM PRODUCT" shall mean any dosage form of a Program Compound which receives Regulatory Approval for medical uses.

               1.52 "PROGRAM TECHNOLOGY" shall mean, collectively, (i) the intellectual property and other rights in the Field licensed by Allergan, Allergan Retinoid Corporation, Ligand and Ligand JVR, INC. to ALRT pursuant to the Program Agreements, including rights to use the Co-Transfection Assay but only in the Field, (ii) all technical information, whether tangible or intangible, necessary or useful to conduct Research or Development or to make, use, import or sell Program Products in the Field, including any and all Patent Rights, rights in and under Patents and Patent Applications, Know-how, data, routes of synthesis, pre-clinical and clinical results, INDs, Drug Approval Applications, Regulatory Approvals and all supporting documents, techniques, discoveries, inventions (whether or not patentable), ideas, processes, trade secrets and other proprietary information, and any physical, chemical or biological material and any replication or any part of such material and (iii) all test data including pharmacological and clinical test data, analytical and quality control data, manufacturing, marketing and sales data and drug distribution data created, developed, learned or reduced to practice in the course of Researching, Developing and/or Commercializing Program Compounds pursuant to the Program Agreements, in each case that is owned or Controlled by ALRT as of the Effective Date. Program Technology as defined in this Agreement shall include "Program Technology" as defined in Section 1.90 of the Glossary to the Program Agreements.

               Allergan's right to use the Co-Transfection Assay is limited to use in the Field with the proviso that, in screening for Retinoid compounds using Retinoid receptors or genes encoding for Retinoid receptors, Allergan shall have the right to use the Co-Transfection Assay with other receptors which form heterodimers with Retinoid receptors, but not with other receptors or genes therefor for which Ligand or ALRT acquires a patent (or a license to a patent) to such receptor or gene based on any invention made after the Closing Date. For example, if Ligand obtains a patent claim (or a license to a patent claim) limited to a novel human receptor based on an invention made after the Closing Date, Allergan would be prevented from using such human receptor in the Co-Transfection Assay but would not be prevented from utilizing the Co-Transfection Assay with the corresponding murine receptor. Nothing in this Agreement shall limit Allergan's right to Develop and Commercialize any Retinoid compound identified as a result of the use of the Co-Transfection Assay in accordance with the terms and conditions of this



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Agreement. Program Technology does not include the use of Co-Transfection Assay to screen for non-Retinoid compounds.

               1.53 "REGULATORY APPROVAL" shall mean the final approval, license, registration or authorization of any Regulatory Authority, necessary to commence commercial sale or use of a Program Product as a drug in a regulatory jurisdiction.

               1.54 "REGULATORY AUTHORITY" shall mean any federal, state, local or foreign regulatory agency, department bureau or other government entity having the authority to grant Regulatory Approval.

               1.55 "RESEARCH" shall mean activities undertaken in the Field for identification of lead Retinoid compounds, pharmacology and toxicology testing in preclinical models (in vitro and animal) and chemical scale-up to gather data required to comply with applicable regulations prior to commencement of human clinical trials but excluding Development activities.

               1.56 "RETINOID" shall mean any and all compounds included within the metabolic pathways of beta-carotene and other naturally occurring carotenes acting through the retinoid receptors to which such compounds bind and any and all compounds which bind to such receptors, but excluding Compound 168 and Compound 1069.

               1.57 "ROYALTY TERM" shall mean, with respect to sales of any product for which a royalty is payable hereunder, the period commencing with the Closing Date and ending on the later of (A) the expiration of the last to expire Patent covering such product or (B) *** following the date of the first commercial sale of such product; provided that in the circumstances where a Party enters into a license or sublicense with a Third Party pursuant to which the Third Party is obligated to make royalty payments to a Party, "Royalty Term," for purposes of this Agreement, shall, with respect to each such license or sublicense, be coincident with the period during which the Third Party has an obligation to make such royalty payments under its agreement with the Party even though such period is shorter or longer than the Royalty Term as otherwise provided herein, but in no event shall such period be less than the longer of
(i) *** *** following the date of the first commercial sale of such product or
(ii) the expiration of the last to expire Patent covering such product.

               1.58 "SELECTED COMPOUNDS" shall mean the Allergan Selected Compounds and the Ligand Selected Compounds.

               1.59 "STOCK PURCHASE OPTION" shall mean the Stock Purchase Option provided for pursuant to Article V of the Amended and Restated Certificate of Incorporation of ALRT.

               1.60 "TERRITORY" shall mean all countries, nations, states, provinces and territories of the world.

               1.61 "THIRD PARTY" shall mean, with respect to Allergan, any Person or entity other than Allergan and its Affiliates and, with respect to Ligand and ALRT, any Person or entity other than Ligand and ALRT and their respective Affiliates.



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     1.62 "THIRD PARTY ROYALTIES" shall mean royalties payable to a Third Party in respect of the sale of Program Products or Compound 1069 Products.

     1.63 "TRANSITION PLAN" shall mean the Transition Agreement of even date herewith among the Parties and referred to in Recital B of this Agreement.

     1.64 "UNSYNTHESIZED COMPOUND" shall mean any compound including its individual enantiomers and mixtures of said enantiomers (for example, racemic mixtures of enantiomers) and (i) *** thereof and (ii) if it is a
*** in the Field which has not been chemically synthesized by Allergan, Ligand or ALRT
                                      ***
                                      ***
*** The term "Unsynthesized Compound" shall not include (i) Compound 168, (ii) Compound 1069 or (iii) any Program Compound.

2.   GRANT OF LICENSES

     2.1  ALLERGAN'S LICENSES TO LIGAND.

          2.1.1 LIGAND SELECTED COMPOUNDS. Allergan hereby grants to Ligand and ALRT an exclusive, even as to Allergan, fully-paid (except for the royalties provided for in Section 5.1), irrevocable and perpetual worldwide license under the Allergan Technology, with the right to sublicense, to conduct Development and Commercialization with respect to Ligand Selected Compounds, subject to the terms and conditions of this Agreement.

          2.1.2 UNSYNTHESIZED COMPOUNDS. Subject to the terms and conditions of this Agreement, Allergan hereby grants to Ligand and ALRT an exclusive, fully-paid (except for the royalties provided for in Section 5.1), irrevocable and perpetual worldwide license under the Allergan Technology, with the right to sublicense, to use the Allergan Technology to conduct development and commercialization in the Field with respect to Unsynthesized Compounds ("Ligand Exclusive Unsynthesized Compounds") ***
                                      ***
                                      ***
***. Notwithstanding the foregoing, in no event shall Allergan or any Affiliate or sublicensee of Allergan be deemed to have infringed any rights of Ligand or ALRT by reason of any activities conducted by Allergan or such Affiliate or sublicensee pursuant to Section 2.2.2 with respect to any such Unsynthesized Compound prior to or within thirty (30) days after notification to Allergan of such filing and FDA approval.

          2.1.3 RESEARCH. Allergan hereby grants to Ligand and ALRT a non-exclusive, fully-paid, irrevocable and perpetual worldwide license under the Allergan Technology, with the right to sublicense, to use the Allergan Technology to conduct Research in the Field using Allergan Selected Compounds, Allergan Exclusive Unsynthesized Compounds and/or Compound 168, subject to the terms and conditions of this Agreement.



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

               2.2  LICENSES TO ALLERGAN.

                    2.2.1 ALLERGAN SELECTED COMPOUNDS. Ligand and ALRT hereby grant to Allergan exclusive, even as to Ligand and ALRT, fully-paid (except for the royalties provided for in Section 5.2), irrevocable and perpetual, worldwide licenses under the Ligand Technology and the Program Technology, with the right to sublicense, to conduct Development and Commercialization with respect to Allergan Selected Compounds, subject to the terms and conditions of this Agreement.

2.2.2 UNSYNTHESIZED COMPOUNDS. Subject to the terms and conditions of this Agreement, Ligand and ALRT hereby grant to Allergan an exclusive, fully-paid (except for the royalties provided for in Section 5.2), irrevocable and perpetual worldwide license under the Ligand Technology and the Program Technology, with the right to sublicense, to use the Ligand Technology and the Program Technology to conduct development and commercialization in the Field with respect to Unsynthesized Compounds ("Allergan Exclusive Unsynthesized Compounds") ***
                                      ***
                                      ***
                                      ***
*** Notwithstanding the foregoing, in no event shall Ligand or any Affiliate or sublicensee of Ligand be deemed to have infringed any rights of Allergan by reason of any activities conducted by Ligand or such Affiliate or sublicensee pursuant to Section 2.1.2 with respect to any such Unsynthesized Compound prior to or within thirty (30) days after notification to Ligand of such filing and FDA approval.

                    2.2.3 RESEARCH. Ligand and ALRT hereby grant to Allergan non-exclusive, fully-paid, irrevocable and perpetual worldwide licenses under the Ligand Technology, with the right to sublicense, to use the Ligand Technology to conduct Research in the Field using Ligand Selected Compounds, or Ligand Exclusive Unsynthesized Compounds, and/or Compound 1069, subject to the terms and conditions of this Agreement.

                    2.2.4 PPAR RECEPTORS. Ligand and ALRT hereby grant to Allergan a non- exclusive, fully paid, irrevocable and perpetual worldwide license, with the right to sublicense, to use the PPAR receptors and genes encoding for PPAR receptors (including, but not limited to, the human PPAR gamma receptor), in the Co-Transfection Assay to conduct Research in the Field. This license grant is subject to the terms and conditions of this Agreement and is limited to all technical information relating to PPAR receptors and genes encoding for such receptors, including, but not limited to, any and all patent rights, know-how, data, and inventions (whether or not patentable) conceived, developed acquired or Controlled (under licenses from others or otherwise) by Ligand or ALRT prior to the Closing Date.

               2.3  LICENSES BACK TO USE COMPOUNDS AS INTERMEDIATES.

                    2.3.1 LICENSE TO LIGAND. Allergan hereby grants to Ligand and ALRT a non-exclusive, fully-paid, irrevocable and perpetual worldwide license under the Allergan Technology and the licenses granted to Allergan under
Section 2.2, with the right to sublicense, to use Allergan Selected Compounds, Allergan Exclusive Unsynthesized Compounds and Compound 168

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

as intermediates in connection with the manufacture of Ligand Selected Compounds and/or Ligand Exclusive Unsynthesized Compounds, subject to the terms of this Agreement.

                    2.3.2 LICENSE TO ALLERGAN. Ligand and ALRT hereby grant to Allergan a non-exclusive, fully-paid, irrevocable and perpetual worldwide license under the Ligand Technology, the Program Technology and the licenses granted to Ligand under Section 2.1, with the right to sublicense, to use Ligand Selected Compounds, Ligand Exclusive Unsynthesized Compounds and Compound 1069 as intermediates in connection with the manufacture of Allergan Selected Compounds and/or Allergan Exclusive Unsynthesized Compounds, subject to the terms of this Agreement.

               2.4 CROSS-LICENSE OF NON-RETINOID TECHNOLOGY. Allergan, on the one hand, and Ligand and ALRT, on the other, each hereby grants to the other a co-exclusive, with the granting party, royalty-free, irrevocable, perpetual, worldwide license to use the Non-Retinoid Technology for any purpose, including, without limitation, the research, development and commercialization of medical products. The license granted hereunder shall include the right to grant sublicenses.

               2.5 LICENSED RIGHTS RESTRICTIONS. None of the Parties, without the prior written approval of all of the other Parties (with Ligand and ALRT treated as one and the same Party for purposes of the foregoing), can grant a license or sublicense, or assign its rights acquired hereunder, to a Third Party which has the effect of retroactively forgiving or licensing conduct of the Third Party which was an infringement of the Patent Rights occurring before grant of such license or sublicense or such assignment. As used in this Section 2.4, the term "Third Party" includes a party who becomes an Affiliate of a Party after September 1, 1997 provided that no such approval shall be required with respect to any such license, sublicense or assignment of rights licensed under
Section 2.1.1 or 2.2.1, as applicable.

               2.6 OBLIGATIONS TO OTHER PARTIES. Allergan, in the case of use of Program Technology by it and its Affiliates and their licensees and sublicensees, and Ligand and ALRT, in the case of use of Program Technology by them and their Affiliates and their licensees and sublicensees, shall be responsible for obligations to report and pay royalties and milestones which arise from such use under any of the agreements with Third Parties which preexist this Agreement and all of which, to the best of Ligand's knowledge, are listed on Exhibit L attached hereto.

               2.7 NO IMPLIED LICENSES. The licenses granted hereunder do not include by implication any license to practice in conjunction therewith intellectual property of a Party not included in Program Technology.

3. SELECTION OF PROGRAM COMPOUNDS. A lottery (the "Lottery") shall be conducted by Allergan and Ligand in accordance with the provisions of this Section 3 for the purpose of equitably dividing between Ligand and ALRT on the one hand and Allergan on the other all Program Compounds existing as of the Closing Date (other than those Program Compounds listed as of the date hereof on Exhibits G and H as Allergan Selected Compounds and Ligand Selected Compounds, respectively) (the "Lottery Compounds"). It is understood and agreed that each

Lottery Compound selected shall include such Compound as well as (i) *** thereof and (ii) if it is a ***
***The Lottery Compounds so selected by Allergan and Ligand shall become Allergan Selected Compounds and Ligand Selected Compounds, respectively, and the Parties' respective rights with respect to such Compounds shall be as set forth in this Agreement.

               3.1  LIST OF COMPOUNDS; EXCHANGE OF INFORMATION.

                    (a) Continuing through the Closing Date, Allergan and Ligand shall share all information regarding Lottery Compounds which is included within the meaning of Program Technology. Without limiting the foregoing, the Parties shall promptly prepare a database which shall contain the information described in Exhibit J attached hereto. Ligand and Allergan shall each be provided with a copy of such database, and the Parties shall regularly and fully update such database through the Closing Date.

                    (b) Allergan and Ligand have developed a list of Lottery Compounds in existence on the date hereof organized by category, which is attached hereto as Exhibit K. The list of such categories consists of the following:

                        (I)    RXR compounds;

                        (II)   RAR alpha selective compounds;

                        (III)  RAR antagonist compounds;

                        (IV)                        ***

                        (V)                         ***

                        (VI)                        ***

                        (VII)                       ***

Allergan and Ligand shall regularly and fully inform each other of any and all additional Lottery Compounds synthesized by any of the Parties or determined by any of the Parties to have activity in the Field following the preparation of such list and prior to the date that is ten (10) days prior to the mutually agreed upon date of the Lottery, each of which Lottery Compounds shall be added to Exhibit K in the appropriate category. Such list of compounds organized by category shall be finalized ten (10) days prior to the mutually agreed upon date of the Lottery. Ligand's and Allergan's participation in the Lottery will be deemed to constitute its representation and warranty under this Agreement that all Lottery Compounds known to it, and all applicable information relating thereto as aforesaid, have been fully disclosed to the other Party prior to any selection of a Lottery Compound and included in such list as of the Closing Date. Each Party hereby covenants that it will not synthesize any compounds as Program Compounds not already included as Lottery Compounds on Exhibit K following the date that is ten (10) days prior to the mutually agreed upon date of the Lottery.



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

               3.2 LOTTERY PROCEDURE. Prior to the Closing Date and after finalization of the list referred to in Section 3.1 above, the Lottery shall be conducted on a mutually agreed date (in any event not less than ten (10) days prior to the Closing Date). Allergan and Ligand shall conduct the Lottery as follows:

                             (a) Allergan shall initially select two (2) Lottery
Compounds from the RXR category (which may be selected at any time prior to the Lottery), followed by Ligand and Allergan alternating selections (with Ligand selecting first) of remaining Lottery Compounds in the RXR category on a single compound for single compound basis, until such time as either (i) there are no Lottery Compounds remaining in the RXR category or (ii) Allergan and Ligand mutually agree to divide the remaining Lottery Compounds in the RXR category in accordance with subsection (e) below;

                             (b) Allergan shall then have the initial selection
of one Lottery Compound from each of the RAR alpha selective category and the RAR antagonist category. Ligand shall then have the right to select two (2) Lottery Compounds in each of such categories. Thereafter, Allergan and Ligand shall alternate selecting single Lottery Compounds in each of these categories (with Allergan selecting first in each category) until such time as either (i) there are no Lottery Compounds remaining in such categories or (ii) Allergan and Ligand mutually agree to divide the remaining Lottery Compounds in such categories in accordance with subsection (e) below;

                             (c) Ligand shall then have the right to select the
next category of Lottery Compounds to be subject to the Lottery and will have the first selection of a single Lottery Compound in such category. Allergan shall then have the right to select two (2) Lottery Compounds in such category. Thereafter, Ligand and Allergan shall alternate selecting single Lottery Compounds in such category (with Ligand selecting first) until such time as either (i) there are no Lottery Compounds remaining in such category or (ii) Allergan and Ligand mutually agree to divide the remaining Lottery Compounds in such category in accordance with subsection (e) below;

                             (d) The process described in subsection (c) above
shall continue with each of Ligand and Allergan alternating selection of a category of Lottery Compounds (with Allergan selecting first). The Party selecting such category shall be the first to select a Lottery Compound in such category, the other party selecting the second and third Lottery Compounds in such category and the parties thereafter alternating single selections until such time as either (i) there are no Lottery Compounds remaining in such category or (ii) Allergan and Ligand mutually agree to divide the remaining Lottery Compounds in such category in accordance with subsection (e) below; and

                             (e) At any time during Allergan's and Ligand's
selection of Lottery Compounds in a given category, Allergan and Ligand may, by mutual agreement, elect to divide the remaining Lottery Compounds in such category between them on an equal and random basis, or by such other means as the parties may choose. In the event that the parties are unable to agree on a method of allocation of the remaining Lottery Compounds in such category, the parties shall resume alternating selections as described in subsection (d) above until all Lottery Compounds in such category have been selected by a party.

     3.3 SELECTED COMPOUNDS. Following completion of the Lottery and on or prior to the Closing Date, Lottery Compounds selected by Allergan or Ligand pursuant to the Lottery shall be added to Exhibits G and H, respectively, and shall thereupon be deemed Allergan Selected Compounds and Ligand Selected Compounds, respectively, for purposes of this Agreement. All then existing supplies of Allergan Selected Compounds and Ligand Selected Compounds shall thereupon be delivered to and owned, respectively, by Allergan, on one hand, and Ligand and ALRT, on the other hand (except that Ligand, with respect to Allergan Selected Compounds, and Allergan, with respect to Ligand Selected Compounds, shall be entitled to retain research quantities of such supplies in an amount equal to the lesser of (i) fifty percent (50%) of the total amount of each such Selected Compound, respectively, in the Parties' possession and control as of the Closing Date or (ii) 50 mg of each such Selected Compound, respectively).

4. FEE. On the Effective Date, Ligand shall pay to Allergan or its designated Affiliate a non-refundable cash payment in the amount of $4,500,000.

5.   ROYALTY PAYMENTS.

     5.1 ROYALTY PAYMENTS TO ALLERGAN. The following royalty payments shall be made to Allergan during the Royalty Term on a country-by-country basis. It is understood that royalties shall be calculated based upon each and every invoiced sale on which a royalty is owed of Program Products or Compound 1069 Products in accordance with the provisions set forth below in this Section 5.1 and in
Section 1.40, which payments may be made by either Ligand or ALRT (provided that Ligand shall remain obligated under this Section 5.1 with respect to all royalties payable hereunder):

          5.1.1 COMPOUND 1069. Royalties equal to (i) *** of Net Sales of Compound 1069 Products by Ligand, ALRT and/or any other Affiliate of Ligand and
(ii) thirty-three and one-third percent (33-1/3%) of any and all royalties payable to Ligand, ALRT and/or any other Affiliate of Ligand by Third Parties with respect to sales of Compound 1069 Products, in each case for all indications excluding Cancer Indications and Eye or Skin Indications.

          5.1.2 COMPOUND 268. Royalties equal to the greater of (i) six percent (6%) of Net Sales of Compound 268 Products for all indications or (ii) fifty percent (50%) of any and all royalties payable to Ligand, ALRT and/or any other Affiliate of Ligand by Third Parties with respect to sales of Compound 268 Products for all indications.

          5.1.3 COMPOUND 324. Royalties equal to the greater of (i) six percent (6%) of Net Sales of Compound 324 Products for all indications or (ii) fifty percent (50%) of any and all royalties payable to Ligand, ALRT and/or any other Affiliate of Ligand by Third Parties with respect to sales of Compound 324 Products for all indications.



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

          5.1.4 COMPOUND 1057. Royalties equal to (i) fifteen percent (15%) of Net Sales in North America of Compound 1057 Products for all indications and
(ii) *** of Net Sales outside of North America of Compound 1057 Products for all indications.

          5.1.5 OTHER LIGAND SELECTED COMPOUNDS. Royalties equal to six percent (6%) of Net Sales of Program Products incorporating any dosage form of a Ligand Selected Compound (excluding Compound 268, Compound 324 and Compound
1057) for all indications.

          5.1.6 LIGAND EXCLUSIVE UNSYNTHESIZED COMPOUNDS. Royalties equal to *** of Net Sales of Ligand Exclusive Unsynthesized Compounds in any dosage form which is covered by a Patent for which Allergan incurs Patent Costs under
Section 9.1.3. For purposes of this Agreement, "covered by a Patent" shall mean that the manufacture, use or sale of the subject compound would, in the absence of rights under such patent, infringe a claim under such patent which has not expired and which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction following exhaustion of all possible appeal processes, and which has not been admitted to be invalid or unenforceable through reissue, reexamination or disclaimer. Further, for purposes of this Agreement, the determination of whether a compound is covered by a Patent shall be made on a country-by-country basis.

     5.2 ROYALTY PAYMENTS TO LIGAND. Allergan shall make the following royalty payments to Ligand (which shall be allocated by Ligand between Ligand and ALRT) during the Royalty Term on a country-by-country basis:

          5.2.1 ALLERGAN SELECTED COMPOUNDS. Royalties equal to six percent (6%) of Net Sales of Program Products incorporating any dosage form of an Allergan Selected Compound for all indications.

          5.2.2 ALLERGAN EXCLUSIVE UNSYNTHESIZED COMPOUNDS. Royalties equal to *** of Net Sales of Allergan Exclusive Unsynthesized Compounds in any dosage form which is covered by a Patent for which Ligand incurs Patent Costs under
Section 9.1.3.

6.   MILESTONE PAYMENTS. Ligand shall make the following milestone payments to
Allergan:

                    (a) Thirty-three and one-third percent (33-1/3%) of any and all upfront cash payments made to Ligand, ALRT and/or any other Affiliate of Ligand by one or more Third Parties (other than pursuant to the currently proposed transaction with that certain large pharmaceutical company hereinafter referred to as Company X) with respect to the licensing of Compound 268 and/or Compound 324 for any and all indications, excluding payments received by Ligand solely for the purchase of equity securities in which Ligand and the Third Party have agreed to a premium of no more than *** over the fair market value of such securities, where "fair market value" is as defined in Ligand's agreement with such Third Party; provided, however, that in no event shall such fair market value be defined as an amount which is less than the average of the last sales prices of such securities as traded on the Nasdaq National Market for the number of trading days preceding (A) the date such Third Party agreement is publicly announced, or (B) if no public announcement is made, the date such agreement is signed,



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

which is equal to (i) the number of days specified in such agreement, if so specified and if such number exceeds five (5) days or (ii) five (5) days, if such number is not so specified or does not exceed five (5) days; and

               (b) thirty-three and one-third percent (33-1/3%) of any and all milestone payments payable to Ligand by one or more Third Parties with respect to Compound 268 and/or Compound 324 for any and all indications. For purposes of this subsection (b) only, the term "milestone payments" shall include all cash payments made to Ligand with respect to the achievement of any research, development or commercialization milestone or similar event, including, but not limited to, identification of an active compound, selection of a lead compound, initiation of preclinical studies, filing of an IND, initiation of clinical trials, filing of a Drug Approval Application with the FDA or the equivalent application in any other country or jurisdiction, or Regulatory Approval.

7.   PAYMENT; RECORDS; AUDITS.

     7.1 PAYMENT; REPORTS. Royalty payments and reports for the sale of Program Products and Compound 1069 Products and milestone payments due hereunder shall be calculated and reported for each calendar quarter. All such payments due to a Party under this Agreement shall be paid (i) within forty-five (45) days of the end of each calendar quarter or (ii) in connection with payments under any agreement between the Paying Party and a Third Party, within forty-five (45) days of the end of the calendar quarter in which such payments are received by the Paying Party (but not later than the end of the calendar quarter following the calendar quarter in which such payments would be due under the foregoing clause (i)). Each such payment shall be accompanied by a report of Net Sales of Program Products and Compound 1069 Products, as applicable, and milestone payments in sufficient detail to permit confirmation of the accuracy of the payment made, including, without limitation, the number of such Products sold, the gross sales and Net Sales of such Products, royalty and milestone payments received and payable, in U.S. dollars, the method used to calculate the same and the exchange rates used.

     7.2 EXCHANGE RATE; MANNER AND PLACE OF PAYMENT. All payments hereunder shall be payable in U.S. dollars. With respect to each quarter, for countries other than the United States, whenever conversion of payments from any foreign currency shall be required, such conversion shall be made (i) at the rate of exchange reported in The Wall Street Journal either on a daily basis or on the last business day of the applicable quarter, or (ii) in accordance with the terms of any agreement between the paying Party and a Third Party with respect to which such payment is being made, in each case, at the payor's option consistently applied. All payments owed under this Agreement shall be made by wire transfer to a bank and account designated in writing by the payee, unless otherwise specified by such payee.

     7.3 RECORDS AND AUDITS. During the Royalty Term and for three (3) years thereafter, each Party shall maintain and keep complete and accurate records and books of account documenting all of Net Sales with respect to which any royalty may be payable by them hereunder and documenting all milestone payments that may be payable by Ligand hereunder; provided that no Party shall be required to maintain or keep such records or books with respect to any Net Sales or milestone payments for more than three (3) years following the end of the fiscal year in which such Net Sales or milestone payments occurred or became payable. In order to permit Allergan to confirm the accuracy of all milestone payments due under this Agreement, Allergan shall have the right to review, under standard confidentiality terms, any agreement (with non-commercial terms redacted as filed with and granted confidential treatment by the SEC or, if not so filed, in a manner otherwise substantially compliant with SEC requirements applicable to public companies filing material agreements) that Ligand may enter into with respect to Compound 268 and/or Compound 324. Accordingly, upon the execution of any agreement pursuant to which Ligand may be or become entitled to receive any cash payments with respect to Compound 268 and/or Compound 324, Ligand shall provide prompt written notice thereof to Allergan. Thereafter, Ligand shall, upon receipt of written notice from Allergan that it wishes to review the terms of such agreement (which notice shall be given in Allergan's sole discretion), promptly provide Allergan with a copy of such agreement (which may be so redacted). After Allergan has had a reasonable opportunity to review such agreement, Allergan shall, at Ligand's option, either return all copies of such agreement to Ligand or destroy such copies; provided, however, that Allergan may maintain one copy of each such agreement for its records.

               At the request and expense of either Allergan or Ligand or any of its Affiliates, the other Party and its Affiliates shall permit an independent certified public accountant appointed by the requesting Party and reasonably acceptable to the other Party, at reasonable times and upon reasonable notice (but not exceeding once in any twelve (12) month period), to examine those records as may be necessary to determine, with respect to any calendar year ending not more than three (3) years prior to such Party's request, the correctness of any royalty or milestone payments or nonpayments hereunder (including but not limited to an unredacted copy of any applicable agreement to which such other Party is a party). Results of any such examination shall be made available to the Parties. Said independent certified public accountant shall verify to the requesting Party only the amounts of royalties or milestone payable hereunder and disclose no other information revealed in its audit. If such certified independent public accountant reasonably determines that any royalties or milestone payments have been, for any calendar year, underpaid by either Allergan or Ligand (the "Paying Party"), then the Paying Party shall immediately pay the full amount of such underpayment to the other Party plus interest on the unpaid amount accrued from the date such payment was due until the date paid at the then applicable commercial prime lending rate of Citibank, N.A., New York (or equivalent banking institution) and, if such underpayment is equal to or greater than ten percent (10%) of the amount actually due, then the Paying Party, subject to the right to seek recourse under Section 14.15, shall promptly pay to the other Party all reasonable fees and disbursements of such certified independent public accountant incurred in the course of examining the Paying Party's records and books. Notwithstanding the foregoing, however in the event of any dispute regarding the obligation to pay amounts alleged to be payable under this Section 7.3, payment of such amounts may be deferred pending resolution of such dispute (at which time such amounts shall be paid in full with interest at the rate specified above to the extent such alleged obligation to pay such amounts is confirmed pursuant to such resolution). Any disputes under this Section 7.3 shall be resolved in accordance with Section 14.15. If the audit reveals an overpayment, the amount overpaid may be claimed as a credit against future royalties to be paid under this Agreement.

               7.4 COMBINATION PRODUCTS. For purposes of this Agreement, "Combination Product" means a product in a single dosage form which, in addition to utilizing or containing a Program Compound or Compound 1069, contains another component as an active ingredient and which receives Regulatory Approval for medical uses. Net Sales of Combination Products shall be calculated by multiplying the amounts received by a Party, its sublicensee(s) or assignee(s) attributable to Combination Products by the Combination Allocation Portion (as defined below) attributable to such Combination Product. The "Combination Allocation Portion," as used herein, shall mean that portion of any amounts received by a Party, its sublicensee(s) or assignee(s) from the sale of any Combination Product that results from multiplying the total amount received by a Party, its sublicensee(s) or assignee(s) from such sale by a fraction, the numerator of which is the fair market value of the Program Compound or Compound 1069 included in the Combination Product and the denominator of which is the fair market value of such Program Compound or Compound 1069 and the fair market value of the biologically active component(s) of such Combination Product which are neither Program Compounds nor Compound 1069. Fair market value shall be determined in good faith by Allergan and Ligand in the event that no market price is available. However, in no event shall any royalty payable under this Agreement be reduced by reason of any reduction under this Section below *** of the rate otherwise specified in this Agreement. Any dispute under this Section
7.4 shall be resolved in accordance with Section 14.15.

               7.5 WITHHOLDING OF TAXES. Any withholding of taxes levied by tax authorities on the payments hereunder shall be borne by the party receiving the payment and deducted by the party making the payment from the sums otherwise payable by it hereunder for payment to the proper tax authorities on behalf of the party receiving the payment. The party making the payment agrees to cooperate with the party receiving the payment in the event that the receiving party claims exemption from such withholding or seeks credits or deductions under any double taxation or similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available to the party making the payment.

               7.6 PROHIBITED PAYMENTS. Notwithstanding any other provision of this Agreement, if a party is prevented from paying any such payment by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such payment may be paid by depositing funds in the currency in which accrued to the other party's account in a bank acceptable to such other party in the country whose currency is involved.

8.             REPRESENTATIONS, WARRANTIES AND COVENANTS.

               8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE PARTIES. Each Party hereby represents, warrants and covenants to each other Party, as of the date such Party becomes a party to this Agreement, as follows:

                             8.1.1 CORPORATE POWER. It is duly organized and
validly existing under the laws of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

               8.1.2 DUE AUTHORIZATION. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                             8.1.3 BINDING AGREEMENT. This Agreement is a legal
and valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict in any material respect with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                             8.1.4 GRANT OF RIGHTS; MAINTENANCE OF AGREEMENTS
AND PATENTS. It has not, and shall not during the term of this Agreement, grant any right to any Third Party relating to the Field which would violate the terms of or conflict with the rights granted to any other Party pursuant to this Agreement. It has (or will have at the time performance is due) maintained and will keep in full force and effect all agreements (including license agreements) and filings (including patent filings) necessary to perform its obligations hereunder (including but not limited to, with respect to Ligand, agreements and patent filings relating to the Co-Transfection Assay).

                             8.1.5 VALIDITY. It is aware of no action, suit or
inquiry or investigation instituted by any federal, state, local or foreign governmental agency or instrumentality which questions or threatens the validity of this Agreement.

                             8.1.6 REGULATORY FILINGS. Promptly following the
date hereof, Allergan and Ligand shall make any and all applicable filings required with respect to the transactions contemplated under this Agreement pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"). Allergan's and Ligand's respective obligations under this Agreement shall be subject to the expiration or early termination, on or prior to the Closing Date, of any applicable waiting period under the HSR Act with respect to such filings.

               8.2 PROGRAM TECHNOLOGY. The Parties agree that "Program Technology," as defined in Section 1.90 of the Glossary to the Program Agreements, survived and became Program Technology under this Agreement and that Allergan acquired a fifty percent (50%) undivided interest therein at the Closing Date as Allergan Technology upon its exercise of the Asset Purchase Option and that Ligand (through its ownership of all outstanding ALRT stock) retained a fifty percent (50%) undivided interest therein at the Closing Date as Ligand Technology and that Allergan has relinquished no rights to Allergan Technology except as expressly provided under this Agreement, and that Ligand and ALRT have relinquished no rights to Ligand Technology except as expressly provided under this Agreement. For purposes of further clarifying the rights constituting the Program Technology as defined in this Agreement, each of Allergan and Ligand agree that the intellectual property licensed to ALRT pursuant to the first sentences of Sections 2.1.1, 2.1.2, 2.2.1 and 2.2.2 of the Technology License Agreement dated June 3, 1995 among Allergan, Ligand and ALRT (the "Prior License Agreement"), disregarding the final clause in each such sentence cross-referencing other sections of the Prior License Agreement, constitutes both Ligand Technology and Allergan Technology, to the extent owned or Controlled by or licensed to ALRT immediately prior to exercise of the Stock Purchase Option. To the extent, and only to the extent, necessary to cause the immediately preceding sentence to be true and accurate, each of Allergan, Ligand and ALRT hereby agree that the licenses contained in the first sentence of such sections of the Prior License Agreement (disregarding such cross-referencing clauses) shall continue indefinitely on a non-exclusive basis, and shall not terminate upon termination of the Prior License Agreement. For purposes of this Agreement and the Program Agreements, the Parties agree that a "fifty percent (50%) undivided interest" means that subject to the terms of this Agreement and the Transition Plan (including but not limited to the licenses granted in Section 2 and the royalty and milestone provisions of Sections 5 and 6 of this Agreement), Allergan and Ligand are free to use the Program Technology in any manner and for any purpose without any obligation to any other Party by reason thereof, including but not limited to any obligation to account to, pay royalties to, or obtain consent from any other Party. The Parties further covenant and agree that no Party shall assert in a claim against another Party, or defend a claim asserted by another Party, on the basis that Program Technology as defined in Section 1.90 of the Glossary to the Program Agreements, did not transfer to and become, collectively, Program Technology as defined in this Agreement upon the Closing Date or which is otherwise inconsistent with the foregoing. To the extent that, by reason of any provision of the second paragraph of Section 1.52, "Program Technology" for purposes of this Agreement could be interpreted to be broader than "Program Technology" as used in Section 1.90 of the Glossary to the Program Agreements, then for the avoidance of doubt "Program Technology" for purposes of this Agreement shall also include all additional rights included in such broader interpretation. This Section 8.2 shall supersede any contrary provision of the Program Agreements (including without limitation the termination provisions of Section 9.3.1 of the Prior License Agreement).

               8.3 REPRESENTATIONS, WARRANTIES AND COVENANTS BY LIGAND. Ligand hereby represents, warrants and covenants to Allergan as follows:

                             8.3.1 COMPOUND 1069. Prior to the date hereof,
Ligand has delivered or made available to Allergan copies of substantially all information relevant to Compound 1069 and its medical potential which has previously been disclosed by Ligand to Third Parties in connection with potential Corporate Partnering Transactions (other than with respect to Cancer Indications and Eye and Skin Indications).

                             8.3.2 CORPORATE PARTNERING TRANSACTION WITH COMPANY
X. Prior to the date hereof, Ligand has delivered to Allergan true, complete and correct copies of a draft Development and License (Targretin) Agreement and a Draft Collaboration Agreement, each between Company X and Ligand, under cover of a letter dated September 17, 1997 from *** of Ligand to *** of Allergan, with non-financial terms redacted in a manner substantially consistent with SEC filing requirements for public companies filing material agreements. Ligand agrees to promptly deliver to Allergan copies of such subsequent drafts of such agreements in Ligand's possession or control subsequent to the date of such letter and prior to the Closing Date as are requested by Allergan (but no more frequently than once per week). Ligand hereby represents, warrants and covenants that the provisions in such agreements providing for royalty and milestone payments to Ligand, when and as executed and delivered by Ligand and Company X, shall be *** *** , such as so delivered to Allergan under cover of such letter.



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

               8.4 NON-SOLICITATION OF EMPLOYEES. Until the date that is two (2) years after the Closing Date:

                             8.4.1 ALLERGAN NON-SOLICITATION. Allergan shall
not, without the written consent of Ligand, solicit into the employment of Allergan or any Affiliate any person who during the course of employment by Ligand was at any time involved with activities related to the Research, Development or Commercialization within the Field.

                             8.4.2 LIGAND NON-SOLICITATION. Ligand shall not,
without the written consent of Allergan, solicit into the employment of Ligand or any Affiliate any person who during the course of employment by Allergan was at any time involved with activities related to the Research, Development or Commercialization within the Field.

               8.5 CORPORATE PARTNERING RESTRICTIONS.

                             8.5.1 Ligand agrees that for a period of ***
following the Effective Date, it will not enter into a Corporate Partnering Transaction with any Third Party which involves Research, Development and/or Commercialization of any Ligand Selected Compounds (other than Compound 1057) for Eye or Skin Indications.

                             8.5.2 Allergan agrees that for a period of ***
following the Effective Date, it will not enter into a Corporate Partnering Transaction with any Third Party which involves Research, Development and/or Commercialization of any Allergan Selected Compounds for Cancer Indications.

9.             DISCLOSURE AND USE OF TECHNOLOGY AND RIGHTS.

               9.1 PATENT PROSECUTION. Allergan shall diligently file, prosecute, issue and maintain Patent Applications and Patents issuing therefrom arising out of inventions made solely by Allergan employees or consultants; and Ligand shall diligently file, prosecute, issue and maintain Patent Applications and Patents issuing therefrom arising out of inventions made solely by Ligand employees or consultants. Patent Applications and Patents issuing therefrom arising out of joint inventions between Allergan and Ligand shall be prosecuted and maintained by the Party best placed to carry out such activities, as reasonably determined by Allergan and Ligand. Each of Allergan and Ligand shall pursue prosecution and maintenance activities hereunder according to their respective internal standards to effectively cover discoveries and inventions in the Field made by their respective employees and consultants. Allergan and Ligand shall discuss and evaluate with each other such discoveries and inventions, including joint discoveries and inventions, and shall confer regarding the advisability of filing Patent Applications to cover those discoveries and inventions, including the countries in which such Patent applications should be filed. Each of Allergan and Ligand shall submit to the other a substantially complete draft of each Patent Application that is directed to an invention or discovery either useful in the Field or which is applicable to Program Technology, in each case which has been licensed to the other Party hereunder (other than counterparts of filings previously made) for review and comment at least *** prior to the contemplated filing date, provided that in those circumstances



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

where a Party believes time is of the essence, it shall endeavor to provide each other Party such advance notice as it reasonably can under the circumstances.

                             9.1.1 CONSULTATION. Each of Allergan and Ligand
shall endeavor to follow guidance provided by the other Party with respect to the necessity and timing of filing relevant Patent Applications. Each of Allergan and Ligand shall endeavor to ensure that all relevant Patent Applications are filed before any public disclosure of the discovery or invention claimed by the application. Allergan and Ligand shall confer with each other regarding the prosecution of such Patent Applications and shall provide each with periodic reports regarding the status of Patents and Patent Applications applicable to the Field. Each of Allergan and Ligand shall ensure that the other Party has a complete and up-to-date file history for each such Patent Application.

                             9.1.2 MUTUAL GRANT OF AUTHORITY. Should any Party
not wish to file, prosecute, maintain or issue a Patent Application or maintain a Patent in the Field at all or in a particular country, then such Party shall provide the other Party with reasonable written notice thereof and, at the request of any other Party and at such other Party's expense, grant any necessary authority to such other Party to file, prosecute, maintain and issue such a Patent Application or maintain such a Patent in the name of the Party holding rights to such Patent Application or Patent. Nothing in this Section 9.1.2, however, shall preclude a Party from abandoning a Patent Application in favor of a continuation application or a continuation-in-part application thereof, or to seek reissue or re-examination of a Patent, and no obligation hereunder is implied so as to permit another Party to prosecute such abandoned Patent Application or provide rights to a Patent subject to reissue or re-examination which would be inconsistent with the right to seek reissuance or re-examination.

                             9.1.3 FEES AND COSTS. Except as provided in Section
9.1.2, Patent Costs shall be borne by the filing Party.

               9.2           INFRINGEMENT.

                             9.2.1 NOTIFICATION OF INFRINGEMENT. Each Party
shall notify the other Party of any infringement by any Person of any Patent and shall provide the other Party with the available evidence, if any, of such infringement.

                             9.2.2 ENFORCEMENT OF PATENT RIGHTS.

                                   9.2.2.1 If any Party has actual notice of
infringement by any Person of any Patent, Allergan and Ligand shall confer to determine in good faith (a) an appropriate course of action and (b) the Party best suited to carrying out such course of action. If the Parties determine that enforcement of the Patent is appropriate, the Party determined by Allergan and Ligand as best suited to carrying out such course of action shall take such action. If Allergan and Ligand are unable to come to an agreement regarding the appropriate course of action, either Allergan or Ligand may, if the Patent covers a compound which is a Selected Compound of such Party, upon written notice to the other take any appropriate course of action, including, commence litigation with respect to the alleged or threatened infringement, with the Party proceeding with the infringement action bearing all costs thereof. The costs of any action commenced pursuant to this Section 9.2.2.1, including attorneys' fees and expenses, shall be borne by the Party taking action, unless approved in writing in advance by the other Party, in which case such costs shall be shared equally. In all cases, the Parties shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney. No Party shall have the right to settle any patent infringement litigation under this Section 9.2.2.1 in a manner that diminishes the rights or interests of the other Party without the consent of such other Party. Any recovery realized resulting from infringement in the Field as a result of such litigation shall be shared in accordance with the costs contributed by each Party to such action.

                      9.2.2.2 Each Party shall promptly notify the other Party in writing of any allegation by a Third Party that the activity of any Party in the Field infringes or may infringe the intellectual property rights of such Third Party. The Parties shall then seek to agree on a common strategy to respond to such allegation. In the absence of agreement, each Party may take such action as it deems in its best interest.

        9.3 COOPERATION. Each Party agrees to cause each of its employees and agents to take all actions and to execute, acknowledge and deliver all instruments or agreements reasonably requested by any other Party, and necessary for the perfection, maintenance, enforcement or defense of that Party's rights as set forth above.

10.     CONFIDENTIALITY.

        10.1 OBLIGATION OF NON-DISCLOSURE. Subject to this Section 10, any Information (a) communicated by the Parties under any of the Program Agreements or this Agreement; or (b) communicated by a Party to another Party prior to the Effective Date; or (c) communicated by one Party to the other Party in accordance with Section 9, shall be maintained by the receiving Party in strict confidence and shall not be disclosed by any Party to any Third Party, except as provided in Sections 10.1.1, 10.2, 10.4 or 10.5 or to an Affiliate of the Party, to a consultant retained by the Party or retained by an Affiliate of the Party, or to any other Person approved in advance by the other Parties, unless such Affiliate, consultant or other Person agrees to be bound substantially to the same extent as the Parties under this Section 10.1. Nothing shall prevent a Party from disclosing or sharing Information that also applies outside of the Field, provided that such disclosure or sharing is for the purpose of and is useful for drug discovery, research or development outside of the Field and the Third Party receiving such Information agrees to be bound substantially to the same extent as the Parties under this Section 10.1. The obligations set forth in this Section 10.1 shall survive for a period of five (5) years from the Effective Date. Without limiting the generality of the foregoing, each Party shall use commercially reasonable efforts to obtain, if not already in place, confidentiality agreements from their respective employees and agents, similar in scope to this Section 10.1, to protect the Information.

               10.1.1 EXCEPTIONS. The Section 10.1 obligation of non-disclosure of Information shall apply to all such Information except that which: (a) becomes known to the receiving Party from a Third Party under no obligation of non-disclosure regarding such Information; (b) is public knowledge or later becomes public knowledge through no act on the part of the receiving Party; (c) is released from the restrictions of this Section 10.1 by the express written consent of the disclosing Party; (d) is disclosed to any permitted assignee or permitted sublicensee or permitted subcontractor of either Allergan or Ligand hereunder (if such assignee or sublicensee is subject to the provisions of this Section 10.1 or substantially similar provisions); or (e) is required by law, statute, rule or court order to be disclosed (the disclosing Party shall, however, notify the Party whose Information is required to be disclosed, which Party shall be entitled to direct the efforts to be taken to obtain confidential treatment of any such disclosure and shall be entitled to the cooperation of the other Party as required). Nothing in this Section 10.1 shall prevent a Party from disclosing Information received hereunder or generated solely by such Party to government authorities which is necessary, in the good faith opinion of such Party, to receive Patents and/or government permission to make, have made, use, sell, supply or import Program Products.

               10.2 PERMITTED DISCLOSURES. Notwithstanding the provisions of
Section 10.1 hereof, Allergan, Ligand or ALRT may, to the extent necessary, disclose and use Information, consistent with the rights of Allergan, Ligand and ALRT otherwise granted hereunder (a) to the extent necessary or useful in conducting activities which are the subject of the licenses granted hereunder (including disclosure to sublicensees or potential sublicensees or in connection with other business relationships in connection with a potential Corporate Partnering Transaction or Change of Control), (b) for the purpose of securing institutional or government approval to conduct Development or Commercialization of any Program Product, or (c) for the purpose of securing patent protection for an invention within the scope of the Program Technology; provided, that the disclosing Party in each case obtains an agreement from any Person to whom such Information is disclosed to preserve the confidentiality thereof upon terms reasonably equivalent to those set forth herein.

               10.3 PUBLICATIONS. Each Party shall submit to each other Party manuscripts, including abstracts, and texts of poster presentations and other presentations, (a) of any research applicable to the Field and (b) containing confidential Information that has been invented or developed by ALRT, invented or developed jointly by Allergan, on the one hand, and Ligand or ALRT, on the other hand, or that is jointly owned by Allergan, on the one hand, and Ligand or ALRT, on the other hand, at least thirty (30) days prior to presentation or submission for publication for purposes of allowing Allergan, in the case where Ligand or ALRT is the submitting party, or Ligand or ALRT, in the case where Allergan is the submitting party, to request the filing by the submitting Party of a Patent Application under Section 9.2, or initiate the filing of a Patent Application under Section 9.2.2 prior to publication of any such Information.

               10.4 PUBLICITY REVIEW. Allergan and Ligand shall consult with each other on any statements to be made to the public with respect to the transactions contemplated by this Agreement and any related Corporate Partnering Transactions which occur on or prior to December 31, 1997. If Allergan or Ligand is required by law or regulation to make a public disclosure or announcement concerning such matters, such Party shall give reasonable prior advance notice of the proposed text of such disclosure or announcement to the other Party for its review and comment. The principles to be observed by Allergan or Ligand shall be: accuracy, the requirements for confidentiality under Section 10, the advantage a competitor of Allergan or Ligand may gain from any public statements under this Section 10.4, the requirements of disclosure under any applicable securities laws or regulations, and the standards and customs in the pharmaceutical industry for such disclosures by companies comparable to Allergan and Ligand.

               10.5 SURVIVAL. Except as set forth in Section 10.1, the rights and obligations set forth in this Section 10 shall survive any termination of this Agreement.

11.            DISCLAIMER OF WARRANTY; CONSEQUENTIAL DAMAGES.

               11.1 DISCLAIMER OF WARRANTY. Nothing in this Agreement shall be construed as a representation made or warranty given by any Party hereto that any Patents shall issue based on pending applications within the Patent Rights, or that any such Patent Rights which do issue shall be valid, or that the practice by any Party hereto of any license granted hereunder, or that the use of any Program Technology licensed hereunder, shall not infringe the patent or proprietary rights of any other Person. Allergan, Ligand and ALRT acknowledge that THE RETINOID TECHNOLOGY IS LICENSED AS IS AND ALLERGAN, LIGAND AND ALRT EXPRESSLY DISCLAIM AND HEREBY WAIVE, RELEASE AND RENOUNCE ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO SUCH TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. Except as expressly set forth in this Agreement, Allergan, Ligand and ALRT disclaim all warranties of any nature, express or implied.

               11.2 CONSEQUENTIAL DAMAGES. NO PARTY TO THIS AGREEMENT SHALL BE ENTITLED TO RECOVER FROM ANY OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

12.            INDEMNIFICATION.

               12.1 INDEMNIFICATION BY ALLERGAN. Allergan hereby agrees to indemnify and hold Ligand and its Affiliates and their respective agents and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or losses, including reasonable legal expenses and attorneys' fees ("Losses"), including, without limitation, any claim or liability based upon negligence, warranty, strict liability, violation of government regulation or infringement of patent or other proprietary rights, arising from or occurring as a result of (a) the use of the Program Technology or the Non-Retinoid Technology by Allergan or any Affiliate, agent or sublicensee of Allergan, (b) the research, development, manufacture, sale or use of Allergan Selected Compounds or (c) subject to Section 11.2, any material breach of this Agreement by Allergan. Allergan shall have no indemnification obligations hereunder in any case where such Losses are based upon the gross negligence or willful misconduct of Ligand.

               12.2 INDEMNIFICATION BY LIGAND. Ligand hereby agrees to indemnify and hold Allergan and its Affiliates and their respective agents and employees harmless from and against any and all Losses, including, without limitation, any claim or liability based upon negligence, warranty, strict liability, violation of government regulation or infringement of patent or other proprietary rights, arising from or occurring as a result of (a) the use of the Program Technology or the Non-Retinoid Technology by Ligand or any Affiliate, agent or sublicensee of Ligand, (b) the research, development, manufacture, sale or use of Ligand Selected Compounds or (c) subject to Section 11.2, any material breach of this Agreement by Ligand. Ligand shall have no indemnification obligations hereunder in any case where such Losses are based upon the gross negligence or willful misconduct of Allergan.

               12.3 NOTICES; PARTICIPATION. Each Party shall promptly notify the other Party of any claim of Losses with respect to which such Party is seeking indemnification hereunder, upon becoming aware thereof. The indemnified Party, at the indemnifying Party's cost, shall be permitted to retain counsel and to defend against such claim of Losses. All costs and expenses reasonably incurred by the indemnified Party hereunder shall be reimbursed to the indemnified Party by the indemnifying Party as incurred and the indemnifying Party may, at its option and expense, have its own counsel participate in any proceeding that is under the direction of the indemnified Party and will cooperate with the indemnified Party in the disposition of any such matter. Notwithstanding the foregoing, notices and participation in actions regarding Patent infringement shall be governed by Section 9.3.2.2 hereunder.

               12.4 SURVIVAL. The rights and obligations set forth in this
Section 12 shall survive any termination of this Agreement.

13.            TERM AND TERMINATION.

               13.1 TERM. This Agreement shall become effective as of the Effective Date and, unless and until sooner terminated as provided in Sections
13.2 or 13.3 hereof, shall continue in full force and effect indefinitely; provided, however, that the provisions of Sections 3 and 9.1 shall be effective as to the Parties as of the date hereof.

               13.2 TERMINATION BY MUTUAL AGREEMENT. By mutual agreement, the Parties may at any time terminate this Agreement on mutually acceptable terms.

               13.3 RIGHTS IN BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by Allergan, Ligand and ALRT are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the Bankruptcy Code. The Parties agree that Allergan, Ligand and ALRT, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Allergan, Ligand or ALRT under the Bankruptcy Code, the Party hereto which is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, shall be promptly delivered to them
(a) upon any such commencement of a bankruptcy proceeding upon their written request therefore, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, upon rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by any non-subject Party.

               13.4 NO TERMINATION FOR BREACH. Without limitation of the foregoing, it is the intent of the Parties that the sole and exclusive remedies for any Party with respect to any breach or failure to perform under this Agreement by the other Party shall be money damages and/or appropriate injunctive relief and that this Agreement shall not be terminated by reason of such breach or non-performance.

14.            MISCELLANEOUS.

               14.1 RETAINED RIGHTS. Nothing in this Agreement shall limit in any respect the right of any Party to conduct research and development in, and market products outside of, the Field using such Party's technology, and except as expressly provided in Section 2 of this Agreement, no license to use the other Party's technology to do so is granted herein.

               14.2 FORCE MAJEURE. No Party shall lose any rights hereunder or be liable to any other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by Force Majeure and the Force Majeure shall extend any applicable cure periods provided for herein; provided that the Party claiming Force Majeure has exerted all reasonable efforts to avoid or remedy such Force Majeure; provided, further, that in no event shall a Party be required to settle any labor dispute or disturbance.

               14.3 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

               14.4 NO TRADEMARK RIGHTS. No right, express or implied, is granted by this Agreement to use in any manner the name "Allergan" or "Ligand" or any other trade name or trademark of another Party or its Affiliates in connection with the performance of this Agreement. All rights to the trademarks "PANRETIN" and "DURARET" shall belong solely to Ligand and/or ALRT. Notwithstanding the foregoing, (i) no later than forty-five (45) days following the Closing Date the legal name for ALRT shall be amended by Ligand to remove any reference to Allergan, and (ii) both Allergan and Ligand shall have the right to use the acronym "ALRT" solely for purposes of identifying the following Selected Compounds: 268, 324, 1057, 1550, 4310 and the first two compounds selected by Allergan from the RXR category pursuant to Section 3.2(a).

               14.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), or upon receipt if mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service (receipt verified), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

               If to Allergan, addressed to:

               Allergan, Inc.
               2525 Dupont Drive
               Irvine, CA  92715-1599
               Attn:  Corporate Vice President, General Counsel
               With copy to: Corporate Vice President, Science and Technology fax: (714) 246-4774

               If to Ligand or ALRT, addressed to:

               Ligand Pharmaceuticals Incorporated
               9393 Towne Centre Drive
               San Diego, CA  92121
               Attn: Senior Vice President, General Counsel, Government Affairs With copy to: President fax: (619) 625-4521

               14.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and to be performed within such state. Subject to Section 14.15, any claim or controversy arising out of or related to this contract or any breach hereof shall be submitted to a court of competent jurisdiction in the State of California, and the Parties hereby consent to the jurisdiction and venue of such court. In the event of any proceeding to enforce the provisions of this Agreement, the prevailing Party shall be entitled to reasonable attorneys' fees and legal costs.

               14.7 WAIVER. Except as specifically provided for herein, the waiver from time to time by a Party of any of its rights or its failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

               14.8 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

               14.9 HEADINGS; AMBIGUITIES. The section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the content of said sections or paragraphs. Ambiguities, if any, in this Agreement shall not be construed against a Party, irrespective of which Party may be deemed to have authorized the ambiguous provision.

               14.10 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including all exhibits attached hereto), with the Transition Plan, the Mutual General Release and the Program Agreements, sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. Without limiting the foregoing, effective as of the Effective Date, the Joint Agreements shall be terminated and of no further force or effect. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

               14.11 MUTUAL RELEASES. On the Closing Date, the Parties have executed and delivered a Mutual General Release in the form attached hereto as
Exhibit I.

               14.12 RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement is intended or is to be construed to constitute Allergan, Ligand or ALRT as partners or joint venturers. Except as expressly provided herein (or, with respect to Ligand and ALRT, as permitted by law), no Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind any other Party to any contract, agreement or undertaking with any Third Party.

               14.13 SUCCESSORS AND ASSIGNS. Any Party may assign its rights or obligations under this Agreement to any other Person without the prior written consent of the other Party; provided, however, that no such assignment shall relieve any Party of its obligations to another Party under this Agreement. Subject to the foregoing, any reference to Allergan, Ligand or ALRT hereunder shall be deemed to include the successors thereto and assigns hereof.

               14.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument. As provided in the Transition Plan, this Agreement shall initially constitute an agreement between Allergan and Ligand. Upon the Closing Date, Ligand and Allergan shall take all actions necessary to cause ALRT to execute and deliver this Agreement, and ALRT shall thereupon become a party hereto.

               14.15 DISPUTE RESOLUTION. In an effort to resolve informally and amicably any claim, controversy, or dispute arising out of or related to the interpretation, performance, or breach of this Agreement or the Transition Plan (a "Dispute") without commencing formal legal action, each Party shall notify each other Party to the Dispute in writing of any Dispute hereunder that requires resolution. Such notice shall set forth the nature of the Dispute, the amount involved, if any, and the remedy sought. Each Party to such Dispute shall designate an employee to investigate, discuss and seek to settle the matter between them. If such employees are unable to settle the matter within *** after delivery of such notification, the matter shall be submitted to the Chief Executive Officers of each of the Parties involved in such Dispute for consideration. If settlement cannot be reached through their efforts within an additional *** (or such longer time period as they shall agree upon in writing) then any Party may thereafter take such actions as it deems appropriate. During such ***
(or longer period as agreed in writing), the Chief Executive Officers shall meet no less than once face-to-face. The Parties agree that any applicable statute of limitations shall be tolled during the pendency of such informal dispute resolution process and that no Party shall raise or assert any claim of laches or other legal or equitable principle of limitation or repose of action based upon such process. The Parties agree that in no event shall any of them be subject to the awarding of any punitive or exemplary damages in any legal action arising out of or related to this Agreement or the Transition Plan.



                [Remainder of This Page Intentionally Left Blank]

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

               IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.



ALLERGAN, INC.


By             /s/ William C. Shepherd
  --------------------------------------------------
               William C. Shepherd
               Chairman and Chief Executive Officer

LIGAND PHARMACEUTICALS INCORPORATED


By             /s/ David E. Robinson
  --------------------------------------------------
               David E. Robinson
               President and Chief Executive Officer



ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.


By             /s/ David E. Robinson
  --------------------------------------------------
               David E. Robinson
               President

                                    Exhibit A

                             Ligand Exercise Notice

                                     [LOGO]

LIGAND
Pharmaceuticals
                                                September 24, 1997



Allergan, Inc.
2525 Dupont Drive
Irvine, CA  92715-1599
Attn:  Corporate Vice President, General Counsel

Allergan Ligand Retinoid Therapeutics, Inc.
9393 Towne Centre Drive
San Diego, CA  92121
Attn: Secretary

               Re:           Notice of Exercise of Stock Purchase Option

Dear Sirs:

This letter will serve as notice, pursuant to Article V of the Amended and Restated Certificate of Incorporation of Allergan Ligand Retinoid Therapeutics, Inc. (ALRT), of Ligand's election to exercise its Stock Purchase Option pursuant to said Amended and Restated Certificate of Incorporation of ALRT. Attached hereto is a copy of the notice to ALRT shareholders, along with accompanying cover letter and transmittal, being mailed on even date herewith.

                                             Very Truly Yours,

                                             /s/ David E. Robinson

                                             David E. Robinson
                                             Chairman, President and CEO
                                             Ligand Pharmaceuticals Incorporated

Attachment
cc:            Faye H. Russell, Esq.
               Thomas A. Coll, Esq.
               Mary Rosenthale

                                     [LOGO]

LIGAND
Pharmaceuticals


                       LIGAND PHARMACEUTICALS INCORPORATED
                             9393 Towne Center Drive
                           San Diego, California 92121


                                                              September 24, 1997

To the Holders of Callable Common Stock of
Allergan Ligand Retinoid Therapeutics, Inc.:

               Ligand Pharmaceuticals Incorporated ("Ligand") has exercised its Stock Purchase Option, granted to it under the Amended and Restated Certificate of Incorporation of Allergan Ligand Retinoid Therapeutics, Inc. ("ALRT"), to purchase all of the issued and outstanding shares of Callable Common Stock, $.001 par value per share, of ALRT (the "Callable Common Stock") at an exercise price of $21.97 (the "Exercise Price") for each outstanding share of Callable Common Stock. Upon surrender of your certificates representing shares of Callable Common Stock in accordance with the instructions referred to herein, payment shall be made with a combination of cash and shares of Ligand Common Stock, or at Ligand's option, all cash.

               Enclosed is a formal Notice of Exercise and a Letter of Transmittal to use in surrendering the certificates representing your shares of Callable Common Stock for payment in the form of cash and certificates representing shares of Ligand Common Stock. The Letter of Transmittal contains instructions that you should read and follow carefully. Please make sure it is properly completed, signed and dated. Your shares of Callable Common Stock were issued as part of a Unit comprised of one share of Callable Common Stock and a Warrant to purchase two shares of Ligand Common Stock. Please separate the certificate(s) representing the shares of Callable Common Stock from the certificate(s) representing the Warrant(s) if this has not been previously done.

               You may submit your certificates representing shares of Callable Common Stock and your Letter of Transmittal either by mail or by hand at the addresses set forth in the Letter of Transmittal. The method of delivery of stock certificates is at your option and risk. If sent by mail, it is strongly recommended that certificates be sent by registered mail, properly insured, with return receipt requested.

               If you have any questions regarding how to surrender your stock certificates for payment, or if you need additional copies of the Letter of Transmittal, please contact the Payment Agent, ChaseMellon Shareholder Services, L.L.C., at 888-216-8061. Questions related to Notice of Exercise should be directed to Ligand Investor Relations request line 619-550-7700.

                                           Sincerely,

                                           /s/ David E. Robinson

                                           David E. Robinson
                                           President and Chief Executive Officer




LIGAND PHARMACEUTICALS INC. 9393 Towne Centre Drive, San Diego, CA 92121 (619) 535-3900 fax (619) 535-3906

                   NOTICE OF EXERCISE OF STOCK PURCHASE OPTION

               This Notice of Exercise of Stock Purchase Option shall constitute notice of the intent of Ligand Pharmaceuticals Incorporated ("Ligand") to exercise the Stock Purchase Option (as defined in Article V of the Amended and Restated Certificate of Incorporation of Allergan Ligand Retinoid Therapeutics, Inc. (the "Certificate")). Defined terms not otherwise defined herein shall have the meanings given them in the Certificate.

        1. The Stock Purchase Option Exercise Price, as determined pursuant to Section 5.2 of the Certificate, shall be $21.97 per share of outstanding Callable Common Stock, for an aggregate Stock Purchase Option Exercise Price of $71,402,500.

        2. 35 percent, or $7.69 of the Stock Purchase Option Exercise Price, shall be paid in cash.

        3. 65 percent, or $14.28 of the Stock Purchase Option Exercise Price, shall be paid in shares of Ligand Common Stock.

        4. -0- percent, or $ -0- of the Stock Purchase Option Exercise Price, shall be paid in shares of Allergan Common Stock.

        5. Notwithstanding the foregoing, and in accordance with the terms of Article V of the Certificate of Incorporation, Ligand reserves the right to make payment of a greater amount of the Stock Purchase Option Exercise Price in cash than set forth herein.

        6.      The Record Date shall be October 14, 1997.

        7. The Stock Purchase Closing Date shall be November 3, 1997, or such other date as permitted under the last sentence of Section
                5.6 of the Certificate.

        8. Holders of shares of Callable Common Stock may obtain payment of the Stock Purchase Option Exercise Price for their shares of Callable Common Stock from the Payment Agent, as set forth on Exhibit A attached to this Notice.

        9. Questions related to this Notice of Exercise should be directed to Ligand Investor Relations request line 619-550-7700. Payment Agent will assist you regarding the completion of Letter of Transmittal, if necessary.

               A registration statement relating to the shares of Ligand Common Stock to be issued on the Stock Purchase Closing Date will be filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers be accepted prior to the time the registration statement becomes effective. This Notice of Exercise of Stock Purchase Option shall not constitute an offer to sell nor the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Dated:  September 24, 1997



                                             /s/ David E. Robinson
                                        ----------------------------------------
                                             David E. Robinson, President
                                             Ligand Pharmaceuticals Incorporated

                  LETTER OF TRANSMITTAL TO ACCOMPANY SHARES OF
                   ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.
                CALLABLE COMMON STOCK, PAR VALUE $.001 PER SHARE

------------------------------------------------------------------------------------------------------------------------------------
                                                                 DESCRIPTION OF SHARES SURRENDERED
------------------------------------------------------------------------------------------------------------------------------------
If there is any error in this name and Registration address
    shown below, please make the necessary corrections                Certificate No(s)                        Number of Shares
------------------------------------------------------------------------------------------------------------------------------------
                                                                      --------------------------------------------------------------

                                                                      --------------------------------------------------------------

                                                                      --------------------------------------------------------------

                                                                      --------------------------------------------------------------

                                                                      --------------------------------------------------------------
                                                                                                 Total
------------------------------------------------------------------------------------------------------------------------------------

NOTE: If your certificate(s) has been lost, stolen, misplaced or mutilated, contact the Payment Agent at 1-888-216-8061. See Instruction 5.

               Please issue my new certificate and/or check in the name shown above and deliver such check to the address reflected above unless instructions are given in the boxes below:

               Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares to ChaseMellon Shareholder Services, L.L.C., the Payment Agent, at one of the following addresses. Your stock and/or cash entitlement is described in the accompanying notice.

                    ChaseMellon Shareholder Services, L.L.C.

            BY HAND                           BY MAIL                       BY OVERNIGHT DELIVERY
    120 Broadway, 13th Fl.             Post Office Box 3305         85 Challenger Road - Mail Drop-Reorg
      New York, NY 10271            South Hackensack, NJ 07606            Ridgefield Park, NY 07660
ATTN: Reorganization Department   Attn: Reorganization Department      Attn: Reorganization Department
                                             TELEPHONE
                                          1-888-216-8061


                          SPECIAL ISSUANCE INSTRUCTIONS
                    (See Instruction 4 on the reverse hereof)

Complete only if new certificate and/or check is to be issued in a name which differs from the name on the surrendered certificate(s).

Name
        ------------------------------------------------------------------------
Address
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please also complete Substitute Form W-9 on the reverse AND see instructions regarding signature guarantee.)
--------------------------------------------------------------------------------


                              SIGNATURE(S) REQUIRED
                 (Signature(s) of Registered Holder(s) or Agent)

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on Unless shares are surrendered by the registered holder(s) or for the account of a member stock certificate(s) or on a security position listing. If signature is by a trustee, of a "Signature Guarantee Program ("STAMP"), Stock Exchange Medallion Program executor, administrator, guardian, attorney-in-fact, officer of a corporation acting in ("SEMP") or New York Stock Exchange Medallion Signature Program ("MSP") (an a fiduciary or representative capacity, or other person please set forth full title. See "Eligible Institution") signature(s) must be guaranteed by an Eligible Institution. See Instructions 2, 3 and 4. Instruction 3.


--------------------------------------------------------------------------------
                                Registered Holder

--------------------------------------------------------------------------------
                                Registered Holder


--------------------------------------------------------------------------------
                                  Title, if any

--------------------------------------------------------------------------------

Date:                                         Phone No.:
-----------------------------                           ------------------------


                          SPECIAL DELIVERY INSTRUCTIONS
                    (See Instruction 4 on the reverse hereof)

Complete only if new certificate and/or check is to be mailed to some address other than the address reflected above.



Name
        ------------------------------------------------------------------------
Address
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------



                             SIGNATURE(S) GUARANTEED
                                  (IF REQUIRED)


Unless shares are surrendered by the registered holder(s) or for the account of a member of a "Signature Guarantee Program ("STAMP"), Stock Exchange Medallion Program ("SEMP") or New York Stock Exchange Medallion Signature Program ("MSP") (an "Eligible Institution") signature(s) must be guaranteed by an Eligible Institution. See Instruction 3.



--------------------------------------------------------------------------------
                             (Authorized Signature)

--------------------------------------------------------------------------------
                                 (Name of Firm)

--------------------------------------------------------------------------------
                        (Address of Firm - Please Print)



     NOTE: YOU MUST COMPLETE THE SUBSTITUTE FORM W-9 ON THE REVERSE HEREOF.

                   INSTRUCTIONS FOR SURRENDERING CERTIFICATES

               1. Method of Delivery: Your old certificate(s) and the Letter of Transmittal must be sent or delivered to the Payment Agent. The method of delivery of Certificates to be surrendered to the Payment Agent at one of the addresses set forth on the front of the Letter of Transmittal is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received. If the certificate(s) are sent by mail, registered mail with return receipt requested, properly insured, is suggested. A return envelope is enclosed.

               2. New Certificate and/or check is issued to registered holder. If the new certificate and/or check is issued in the same name as the surrendered certificate is registered, the Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the Certificate(s). If any Certificate surrendered hereby is owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

               3. New Certificate and/or check is issued to another person. Except as otherwise provided below, signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution"). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled "Special Issuance Instructions" or for the account of an Eligible Institution. If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner or owners, then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on such certificates or stock powers, with the signatures on the certificates or stock powers guaranteed by an Eligible Institution as provided herein.

               4. Special Issuance and Delivery Instructions: Indicate the name and address to which the new certificate and/or checks to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal.

               5. Letter of Transmittal Required, Surrender of Certificate(s), Lost Certificate(s): You will not receive your new certificate and/or check unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Payment Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificates have been lost, stolen, misplaced or mutilated, contact the Payment Agent for instructions at 1-888- 216-8061 prior to submitting your certificates for exchange.

               6. Substitute Form W-9. Each stockholder who surrenders one or more certificates is required to provide the Payment Agent with such stockholder's correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is attached. Failure to provide the information on the form may subject the surrendering stockholders to 31% federal income tax withholding on the payment of any cash consideration due for the former shares evidenced by the certificate(s) surrendered. The words "Applied For" should be written in the space for the TIN in Part III of the form if the surrendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the words "Applied For" are written in Part III and the Payment Agent is not provided with a TIN within 60 days, the Payment Agent will withhold 31% on all payments to such surrendering stockholders of any cash consideration due for their former shares until a TIN is provided to the Payment Agent.


                            IMPORTANT TAX INFORMATION

          What Taxpayer Identification Number to Give the Payment Agent

               The registered holder or transferee(s), if any, is required to give the Payment Agent the social security number or employer identification number of the registered holder of the certificate(s). If the certificate(s) are in more than one name or are in the name of the actual owner, consult the enclosed Form W-9 guidelines for additional guidance on which number to report.



                                                 PAYER'S NAME: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
------------------------------------------------------------------------------------------------------------------------------------
SUBSTITUTE                            Part 1 - PLEASE PROVIDE YOUR TIN IN THE BOX AT    Part III - Social Security Number OR
                                      RIGHT AND CERTIFY BY SIGNING AND DATING BELOW     Employer Identification Number
Form W-9
Department of the Treasury
Internal Revenue Service                                                                __________________________________________
                                                                                        (If awaiting TIN write "Applied For")
Payer's Request for Taxpayer
Identification Number (TIN)
and Certification
                                      ----------------------------------------------------------------------------------------------
Payer's Request for Taxpayer          Part II - For Payees exempt from backup withholding, see the enclosed Guidelines
Identification Number (TIN)           for Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as
and Certification                     instructed therein.



------------------------------------------------------------------------------------------------------------------------------------
Certification -- Under penalties of perjury, I certify that: (1) The Number shown on this form is my correct Taxpayer Identification
Number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. Certification Instructions -
You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see instructions on the enclosed Guidelines)
------------------------------------------------------------------------------------------------------------------------------------
SIGNATURE                                                                       DATE
          ---------------------------------------                                    ---------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

   YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING YOUR TIN.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a TIN has not been issued to me, and either (1) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 31% of all payments made to me thereafter will be withheld until I provide a number.


____________________________________                   _________________________
             Signature                                            Date

                                    Exhibit B

                            Allergan Exercise Notice

ALLERGAN                                                                  [LOGO]


2525 Dupont Drive, P.O. Box 19534, Irvine CA 92623-9534 (714) 752-4500


William C. Shepherd, Chairman and
Chief Executive Officer
  Direct:  (714) 246-4601
  FAX:    (714) 246-5918


                                                            September 24, 1997

Ligand Pharmaceuticals Incorporated                        VIA PERSONAL DELIVERY
9393 Towne Centre Drive
San Diego, CA  92121
Attention: Senior Vice President,
                General Counsel, Government Affairs

Allergan Ligand Retinoid Therapeutics, Inc.
9393 Towne Centre Drive
San Diego, CA  92121
Attention:  Secretary

     Re:       Asset Purchase Option Agreement
               Notice of Exercise of Asset Purchase Option

Dear Sirs:

This letter shall serve as notice, pursuant to Section 1.5 of the Asset Purchase Option Agreement by and among Ligand Pharmaceuticals Incorporated, Allergan, Inc. ("Allergan") and Allergan Ligand Retinoid Therapeutics, Inc. ("ALRT") dated June 3, 1995 (the "Agreement"), of Allergan's election to exercise the Asset Purchase Option pursuant to Section 1.5 of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

As determined in accordance with Section 1.3 of the Agreement, the Asset Purchase Option Exercise Price is $8,900,000, all of which, in accordance with
Section 1.4 of the Agreement, will be paid to ALRT in cash via wire transfer at the Asset Purchase Closing.

                                Very truly yours,
                                 ALLERGAN, INC.

                             /s/ William C. Shepherd

                               William C. Shepherd
                             Chairman, President and
                             Chief Executive Officer

cc:       Ligand Pharmaceuticals Incorporated
          Attention:  President
          Faye H. Russell, Esq.
          Thomas A. Coll, Esq.

                                    Exhibit C

                                  Compound 268


                                      * * *




*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    Exhibit D

                                  Compound 324


                                      * * *




*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    Exhibit E

                                  Compound 1057


LIGAND Name:                                                        * * *
IUPAC Name:                                                         * * *


Common name:                                                        * * *
CAS Number:                                                         * * *





*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    Exhibit F

                                  Compound 1069


LIGAND Name:                                                    * * *

Chemical Name:                                                  * * *





*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    Exhibit G

                           Allergan Selected Compounds


AGN 4310:                                               * * *








ALRT 4204:                                              * * *




           INCLUDING:      ALRT 4277:  Enantiomer of ALRT 4204
                           ALRT 2599:  Racemic Mixture; ALRT 4204 + ALRT 4277



ALRT 326:                                               * * *





*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    Exhibit H

                            Ligand Selected Compounds


LGD 268:                     See Exhibit C


LGD 324:                     See Exhibit D


LGD: 1057:                   See Exhibit E


AGN: 1550:

                                      * * *





*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    Exhibit I

                             Mutual General Release

                             MUTUAL GENERAL RELEASE


               THIS MUTUAL GENERAL RELEASE (the "Release") is being executed and delivered as of ________________, 1997 by and among ALLERGAN, INC., a Delaware corporation having offices at 2525 Dupont Drive, Irvine, California 92715-1599 ("Allergan"), LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation having offices at 9393 Towne Centre Drive, San Diego, California 92121 ("Ligand"), and ALLERGAN LIGAND RETINOID THERAPEUTICS, INC., a Delaware corporation having offices at 9393 Towne Centre Drive, San Diego, California 92121 ("ALRT"). Terms used herein but not defined herein shall have the meanings given such terms in the Amended and Restated Technology Cross License Agreement dated September __, 1997 (the "License Agreement").

                                    RECITALS

               WHEREAS, (i) Allergan, Ligand and ALRT are Parties to the License Agreement and the Transition Agreement dated September ___, 1997 (the "Transition Agreement"), (ii) Allergan, Ligand and ALRT are Parties to the Program Agreements, (iii) Allergan and Ligand have entered into the Joint Agreements between themselves, (iv) pursuant to the Stock Purchase Option, Ligand has delivered irrevocable notice of its election to acquire all of the outstanding Callable Common Stock of ALRT in accordance with the terms thereof and (v) pursuant to the Asset Purchase Option, Allergan has delivered irrevocable notice of its election to acquire from ALRT the Purchased Assets in accordance with the terms thereof; and

               WHEREAS, under Section 14.11 of the License Agreement, the Parties have agreed to execute and deliver this Release.

                                    AGREEMENT

               The Parties acknowledge that, in order to induce each other to consummate the transactions contemplated by the License Agreement and the Transition Agreement, respectively, the Parties hereby for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, covenant and agree as follows:

1. RELEASE. Each Party to this Release, when executed by all other Parties, for itself and for each of such Party's Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

2.             DEFINITIONS.

               (a) "Associated Party" when used herein with respect to a Party, shall mean and include: (i) such Party's past, present and future assigns, agents and representatives; (ii) each entity that such Party has the power to bind (by such Party's acts or signature) or over which such Party directly or indirectly exercises control; and (iii) each entity of which such Party owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

               (b) "Releasees" shall mean and include Allergan, Ligand and ALRT and their respective successors, and past, present and future assigns, directors, officers, partners, employees, agents, attorneys and representatives.

               (c) "Claims" shall mean and include all past, present and future disputes, claims, damages, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, in equity or otherwise, whether known, unknown, suspected, unsuspected, disclosed or undisclosed.

               (d) "Released Claims" shall mean and include each and every Claim that a Party or any Associated Party of such Party may have had in the past, may now have or may have in the future against any of the Releasees, and that has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Release and which arises out of or relates to the Program Agreements or any other prior association among Allergan, Ligand and/or ALRT (excluding only such Party's continuing rights as expressly set forth in the Program Agreements and in any event excluding such Party's rights under the License Agreement, the Transition Agreement and any agreement executed and delivered in connection with the License Agreement and/or the Transition Agreement).

3. REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants that as of the Closing Date:

               (a) such Party has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

               (b) to the best of such Party's knowledge, no other person or entity has any interest in any of the Released Claims;

               (c) no Associated Party of such Party has or has had any Claim against any of the Releasees;

               (d) no Associated Party of such Party will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, activity, action, omission, event or matter occurring or existing on or before the date of this Release;

               (e) this Release has been duly and validly executed and delivered by such Party;

               (f) this Release is a valid and binding obligation of such Party and such Party's Associated Parties, and is enforceable against such Party and each of such Party's Associated Parties in accordance with its terms;

               (g) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending, or to the best knowledge of such Party, threatened against such Party or any of such Party's Associated Parties that challenges or would challenge the execution and delivery of this Release or the taking of any of the actions required to be taken by such Party under this Release;

               (h) neither the execution and delivery of this Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which such Party or any of such Party's Associated Parties is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Party or any of such Party's Associated Parties is subject; and

               (i) no authorization, instruction, consent or approval of any person or entity is required to be obtained by such Party or any of such Party's Associated Parties in connection with the execution and delivery of this Release or the performance hereof.

4. CIVIL CODE SECTION 1542. Each Party represents, warrants and agrees that it has been fully advised by its attorney of the contents of Section 1542 of the Civil Code of the State if California. Each party expressly waives and relinquishes all rights and benefits under that section and any similar law or common law principle of similar effect of any state or territory of the United States with respect to the Released Claims. Section 1542 reads as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially effected his settlement with the debtor."

5. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, each Party shall, severally not jointly, indemnify, defend and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including reasonable attorneys' fees) that is directly or indirectly suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of such Party to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, or (b) the assertion or purported assertion of any of the Released Claims by such Party or any of such Party's Associated Parties.

6.             MISCELLANEOUS.

               (a) This Release sets forth the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between the Parties relating to the subject matter hereof.

               (b) Each party represents and warrants that such Party is not relying on any representation or warranty of any Party other than those contained herein in the execution and delivery of this Release.

               (c) If any provision of this Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Release. If any provision of this Release or any part of such provision is held to be unenforceable against a Party, then the unenforceability of such provision or any part thereof against such Party shall not affect the enforceability thereof against any other Party. Each provision of this Release is separable from every other provision of this Release, and each part of each provision of this Release is separable from every other part of such provision.

               (d) This Release shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

               (e) Any legal action or other legal proceeding relating to this Release or the enforcement of any provision of this Release may be brought or otherwise commenced by any Releasee in any state or federal court located in *** County in the State of California. Each Party expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in *** County in the State of California in connection with any such legal proceeding. Each Party agrees that any such state and federal courts located in such counties in the State of California shall be deemed to be a convenient forum. Each Party agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any such state or federal court, any claim that such Party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Release or the subject matter of this Release may not be enforced in or by such court. Nothing contained in this Release shall be deemed to limit or otherwise affect the right of any Releasee (1) to commence any legal proceeding or to otherwise proceed against a



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Party or any other person or entity in any other forum or jurisdiction, or (2) to raise this Release as a defense in any legal proceeding in any other forum or jurisdiction.

               (f) Each Party shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this Release.

               (g) This Release shall be interpreted and construed mutually in accordance with the plain meaning of the language contained herein and shall not be preemptively construed against the drafters.

               (h) If any legal action or other legal proceeding relating to this Release or the enforcement of any provision hereof is brought by a Party, the prevailing Party shall be entitled to recover reasonable attorneys' fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing Party may be entitled).

               IN WITNESS WHEREOF the Parties have executed this Release as of the date first above written.

ALLERGAN, INC.


By___________________________________

_____________________________________
[TITLE]


LIGAND PHARMACEUTICALS INCORPORATED


By___________________________________

_____________________________________
David E. Robinson
President and Chief Executive Officer

ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.


By___________________________________

_____________________________________

                                    Exhibit J

                              Database Information

                           [LOGO] PHARMACEUTICAL R & D
                                  RETINOID TEAM
                             INTEROFFICE MEMORANDUM


TO:            Les Kaplan

FROM:          Rosh Chandraratna

RE:            EXHIBIT J: Database information

DATE:          September 19, 1997



FROM LIGAND










                                      * * *
                                      * * *
                                      * * *






*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Memorandum
September 19, 1997
Page 2



FROM ALLERGAN:




                                      * * *
                                      * * *
                                      * * *





*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    EXHIBIT K

                      LIST OF LOTTERY COMPOUNDS BY CATEGORY



REFERENCE IS MADE TO THAT CERTAIN LETTER DATED SEPTEMBER 19, 1997 FROM ***

                                      ***
                                      ***

*** . FOR PURPOSES OF THIS AMENDED AND RESTATED TECHNOLOGY CROSS LICENSE AGREEMENT ("AGREEMENT"), THE LOTTERY COMPOUNDS REFERENCED IN SECTION 3.1(B) OF THE AGREEMENT AS BEING IN EXISTENCE ON THE DATE HEREOF AND LISTED ON EXHIBIT K SHALL BE DEEMED TO INCLUDE THE PROGRAM COMPOUNDS SET FORTH ON THE LISTS DELIVERED UNDER COVER OF THE LETTERS. THE PARTIES ACKNOWLEDGE AND AGREE THAT (I) THAT SUCH LISTS MAY NOT CONTAIN A FULL LISTING OF ALL PROGRAM COMPOUNDS IN EXISTENCE AS OF THE DATE HEREOF, (II) SUCH LISTS MAY CONTAIN MORE THAN ONE REFERENCE TO THE SAME PROGRAM COMPOUND, (III) ALLERGAN AND LIGAND HAVE NOT YET AGREED UPON THE CLASSIFICATION OF SUCH PROGRAM COMPOUNDS INTO EACH OF THE RESPECTIVE CATEGORIES PROVIDED FOR IN THE AGREEMENT AND (IV) ALLERGAN AND LIGAND SHALL DILIGENTLY WORK TO FINALIZE THE LIST OF LOTTERY COMPOUNDS AND CLASSIFY SUCH FINAL LIST INTO THE CATEGORIES SPECIFIED IN THE AGREEMENT AS SOON AS PRACTICABLE BUT NOT LATER THAN TEN (10) DAYS PRIOR TO THE MUTUALLY AGREED UPON DATE OF THE LOTTERY IN ACCORDANCE WITH THE AGREEMENT. SUCH FINAL LIST WITH LOTTERY COMPOUNDS ORGANIZED BY CATEGORY SHALL BE ATTACHED TO THIS EXHIBIT K ON OR PRIOR TO THE CLOSING DATE.





*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    EXHIBIT L

                         CERTAIN THIRD PARTY AGREEMENTS


1. Salk Institute License Agreement with Ligand Pharmaceuticals Incorporated of October 20, 1988, as amended on September 15, 1989, December 1, 1989 and October 20, 1990; and agreements covering the transfer of biological reagents of September 15, 1989, February 9, 1990, June 8, 1990 and November 14, 1990.

2. Baylor College of Medicine Sponsored Research and License Agreement with Ligand Pharmaceuticals Incorporated of March 9, 1992, as amended on September 1, 1992.

3. Baylor College of Medicine License Agreement with Ligand Pharmaceuticals Incorporated to 9-cis retinoc acid technology and patents, of August 25, 1995.

4. Institut Pasteur Exclusive License Agreement with Ligand Pharmaceuticals Incorporated of October 1, 1989.

5. HSC Research and Development Limited Partnership and Mount Sinai Hospital Exclusive License Agreement with Ligand Pharmaceuticals Incorporate of January 27, 1992.

6. Settlement Agreement, License and Mutual General Release of August 23, 1995 between La Jolla Center Research Foundation (now the Burnham Institute), SelectRA Pharmaceuticals, Inc. and SRI International (collectively, "Defendants") and Ligand Pharmaceuticals Incorporated, Allergan Ligand, a California partnership (collectively, "Plaintiffs") and Allergan Ligand Retinoid Therapeutics, Inc.